EXHIBIT 10.1

ENTEGRIS, INC.
401(k) SAVINGS AND PROFIT SHARING PLAN
(2017 Restatement)

ENTEGRIS, INC.
401(k) SAVINGS AND PROFIT SHARING PLAN
(2017 Restatement)

TABLE OF CONTENTS
Page

PREAMBLES	1
SECTION 1.INTRODUCTION    2
1.1.Definitions
1.1.1.Accounts
1.1.2.Affiliate
1.1.3.Alternate Payee
1.1.4.Beneficiary
1.1.5.Catch-up Contribution
1.1.6.Code
1.1.7.Committee
1.1.8.Disability
1.1.9.Effective Date
1.1.10.Elective Contributions
1.1.11.Eligibility Service
1.1.12.Employer
1.1.13.Employer Securities
1.1.14.Employment Commencement Date
1.1.15.Enrollment Date
1.1.16.ERISA
1.1.17.Event of Maturity
1.1.18.Fund
1.1.19.Highly Compensated Employee
1.1.20.Hour of Service
1.1.21.Investment Manager
1.1.22.Leased Employee
1.1.23.Normal Retirement Age
1.1.24.One‑Year Break in Service
1.1.25.Participant
1.1.26.Period of Service
1.1.27.Period of Severance
1.1.28.Plan
1.1.29.Plan Year
1.1.30.Pre-Tax Elective Contributions
1.1.31.Principal Sponsor
1.1.32.Recognized Compensation
1.1.33.Recognized Employment
1.1.34.Reemployment Commencement Date
1.1.35.Retirement Savings Election
1.1.36.Rollover Contribution
1.1.37.Roth Contributions
1.1.38.Severance from Service Date
1.1.39.Subfund
1.1.40.Trust Agreement
1.1.41.Trustee
1.1.42.Valuation Date
1.1.43.Vested
1.1.44.Vesting Service
1.2.Compliance With Uniformed Services Employment and Reemployment Rights Act of 1994 and Heroes Earnings Assistance and Relief Tax Act of 2008
1.3.Transitional Rules of Interpretation
1.4.Special Rules for Merged Plans
SECTION 2.ELIGIBILITY AND PARTICIPATION    17
2.1.General Eligibility Rule
2.2.Special Eligibility Rule for Profit Sharing Contributions
2.3.Enrollment
2.4.Retirement Savings Election
2.4.1Amount
2.4.2Catch-up Contributions
2.4.3Pre-Tax and After-Tax Roth Election
2.5.Modifications of Retirement Savings Election
SECTION 3.CONTRIBUTIONS AND ALLOCATION THEREOF    20
3.1.Employer Contributions
3.1.1.Source of Employer Contributions
3.1.2.Limitation
3.1.3.Form of Payment
3.2.Elective Contributions
3.2.1.Amount
3.2.2.Allocation
3.3.Employer Matching Contributions
3.3.1.Amount and Eligibility
3.3.2.Matching Contributions Determined on an Annual Basis
3.3.3.Allocation
3.4.Discretionary Contributions
3.4.1.Amount
3.4.2.Allocation
3.5.Eligible Participants
3.6.Adjustments
3.6.1.Make‑Up Contributions for Omitted Participants
3.6.2.Mistaken Contributions
3.7.Rollover Contributions
3.7.1.Eligible Contributions
3.7.2.Allocation
3.8.Limitation on Annual Additions
3.9.Effect of Disallowance of Deduction or Mistake of Fact
SECTION 4.INVESTMENT AND ADJUSTMENT OF ACCOUNTS    24
4.1.Establishment of Subfunds
4.1.1.Establishing Commingled Subfunds
4.1.2.Individual Subfunds
4.1.3.Operational Rules
4.1.4.Revising Subfunds
4.1.5.ERISA Section 404(c) Compliance
4.2.Valuation and Adjustment of Accounts
4.2.1.Valuation of Fund
4.2.2.Adjustment of Accounts
4.2.3.Rules
4.3.Investment in Employer Securities
4.3.1.Entegris Stock Subfund
4.3.2.Dividends
4.3.3.Diversification Election
4.3.4.Voting of Employer Securities; Tender Offers for Employer Securities
SECTION 5.VESTING    28
5.1.Employer Profit Sharing Account and Pension Account
5.1.1.Graduated Vesting
5.1.2.Full Vesting
5.1.3.Full Vesting Upon Plan Termination Before Forfeiture Event
5.1.4.Special Rule for Partial Distributions
5.1.5.Effect of Break on Vesting
5.2.Other Accounts
SECTION 6.MATURITY    30
6.1.Events of Maturity
6.2.Forfeitures
6.2.1.Forfeiture of Nonvested Portion of Accounts
6.2.2.Restoration Upon Rehire After Forfeiture
6.2.3.Use of Forfeitures
6.2.4.Source of Restoration
SECTION 7.DISTRIBUTIONS AND LOANS    32
7.1.Distributions to Participants Upon Event of Maturity
7.1.1.Application For Distribution Required
7.1.2.Spousal Consent Not Required
7.1.3.Form of Distribution
7.1.4.Time of Distribution
7.1.5.Required Beginning Date for Non‑Five Percent (5%) Owners
7.1.6.Required Beginning Date for Five Percent (5%) Owners
7.1.7.Effect of Reemployment
7.1.8.Death Prior to Distribution
7.2.In‑Service Distributions and Hardship Distributions
7.2.1.Age 59 ½ Distributions
7.2.2.Hardship Distributions
7.2.3.General In‑Service Withdrawals
7.2.4.Withdrawals During Military Leave
7.3.Distributions to Beneficiary
7.3.1.Application For Distribution Required
7.3.2.Form of Distribution
7.3.3.Time of Distribution
7.3.4.Required Beginning Date
7.4.Designation of Beneficiaries
7.4.1.Right To Designate
7.4.2.Spousal Consent
7.4.3.Failure of Designation
7.4.4.Disclaimers by Beneficiaries
7.4.5.Definitions
7.4.6.Special Rules
7.5.General Distribution Rules
7.5.1.Notices
7.5.2.Direct Rollover
7.5.3.Distribution in Cash
7.5.4.Facility of Payment
7.6.Loans
7.6.1.Availability
7.6.2.Spousal Consent Not Required
7.6.3.Administration
7.6.4.Loan Terms
7.6.5.Collateral
7.6.6.Loan Rules
7.6.7.Effect on Distributions
7.6.8.Effect of Participant Bankruptcy
7.6.9.ERISA Compliance — Loans Available to Parties in Interest
7.7.Required Minimum Distributions
SECTION 8.SPENDTHRIFT PROVISIONS    54
SECTION 9.AMENDMENT AND TERMINATION    55
9.1.Amendment
9.2.Discontinuance of Contributions and Termination of Plan
9.3.Merger or Spinoff of Plans
9.3.1.In General
9.3.2.Limitations
9.3.3.Beneficiary Designations
9.4.Adoption by Other Employers
9.4.1.Adoption by Consent
9.4.2.Procedure for Adoption
9.4.3.Effect of Adoption
SECTION 10.DETERMINATIONS — RULES AND REGULATIONS    58
10.1.Determinations
10.2.Rules and Regulations
10.3.Method of Executing Instruments
10.3.1.Employer or Committee
10.3.2.Trustee
10.4.Claims Procedure
10.4.1.Original Claim
10.4.2.Claims Review Procedure
10.4.3.General Rules
10.4.4.Deadline to File Claim
10.4.5.Exhaustion of Administrative Remedies
10.4.6.Deadline to File Legal Action
10.4.7.Knowledge of Fact by Participant Imputed to Beneficiary
10.5.Information Furnished by Participants
SECTION 11.PLAN ADMINISTRATION    62
11.1.Principal Sponsor
11.1.1.Officers
11.1.2.Chief Executive Officer
11.1.3.Board of Directors
11.2.Committee
11.2.1.Appointment and Removal
11.2.2.Automatic Removal
11.2.3.Authority
11.2.4.Majority Decisions
11.3.Limitation on Authority
11.3.1.Fiduciaries Generally
11.3.2.Trustee
11.4.Conflict of Interest
11.5.Dual Capacity
11.6.Administrator
11.7.Named Fiduciaries
11.8.Service of Process
11.9.Administrative Expenses
11.10.Indemnity
11.11.Plan Qualification
SECTION 12.IN GENERAL    66
12.1.Disclaimers
12.1.1.Effect on Employment
12.1.2.Sole Source of Benefits
12.1.3.Co‑Fiduciary Matters
12.2.Reversion of Fund Prohibited
12.3.Contingent Top Heavy Plan Rules
12.4.Continuity

SCHEDULE I —	CREDITING OF PRIOR SERVICE SI‑1

APPENDIX A —	LIMITATION ON ANNUAL ADDITIONS A‑1

APPENDIX B —	CONTINGENT TOP HEAVY PLAN RULES B‑1

APPENDIX C —	[RESERVED] C‑1

APPENDIX D —	401(k), 401(m) & 402(g) COMPLIANCE D‑1

APPENDIX E —	DISTRIBUTION OF PENSION ACCOUNTS E‑1

APPENDIX F —	DISTRIBUTION OF ESOP ACCOUNTS F‑1
APPENDIX G — CERTAIN PROTECTED BENEFITS FOR FORMER PARTICIPANTS IN THE ATMI, INC. 401(K) PROFIT SHARING PLAN AND EMPLOYEES EMPLOYED BY ADVANCED TECHNOLOGY MATERIALS, INC., ATMI PACKAGING, INC., AND ATMI MATERIALS, INC……………G-1

ENTEGRIS, INC.
401(k) SAVINGS AND PROFIT SHARING PLAN
THIS INDENTURE made on the 15th day of December, 2016, by Entegris, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Principal Sponsor”);

W I T N E S S E T H:

WHEREAS, the Principal Sponsor maintains the Entegris, Inc. 401(k) Savings and Profit Sharing Plan (the “Plan”); and

WHEREAS, the Principal Sponsor has reserved to itself the power to amend the Plan; and
WHEREAS, the Principal Sponsor desires to amend and restate the Plan to incorporate amendments to the Plan subsequent to the 2012 restatement of the Plan, to clarify certain terms, and to comply with Internal Revenue Service Notice 2015-84;
NOW, THEREFORE, the Principal Sponsor does hereby amend the Plan, effective as of January 1, 2017, as follows:

SECTION 1

INTRODUCTION
1.1.    Definitions. When the following terms are used herein with initial capital letters, they shall have the following meanings:
1.1.1.    Accounts     — the following Accounts will be maintained under the Plan for Participants:

(a)
Total Account — for convenience of reference, a Participant’s entire interest in the Fund, including the Participant’s Retirement Savings Account, Roth Account, Employer Matching Account, Employer Profit Sharing Account, Pension Account, ESOP Account, Rollover Account, Roth Rollover Account, After-Tax Account, and QNEC Account.

(b)
Retirement Savings Account — the Account maintained for each Participant to which are credited Employer contributions made on behalf of a Participant pursuant to Plan Sections 2.4 and 3.2 (but only to the extent those contributions are Pre-Tax Elective Contributions, including any pre-tax Catch-up Contributions), together with any increase or decrease thereon.

(c)
Roth Account – the Account maintained for each Participant to which are credited the Participant’s Roth Contributions (including any Catch-up Contributions designated as Roth Contributions) pursuant to Plan Sections 2.4 and 3.2, together with any increase or decrease thereon. Distribution of a Participant’s Roth Account shall be made in accordance with section 402A of the Code and the regulations issued thereunder.

(d)
Employer Matching Account — the Account maintained for each Participant to which is credited (i) the Participant’s allocable share of the Employer contributions made pursuant to Section 3.3 and (ii) the Participant’s interest, if any, in employer matching contributions transferred from any plan that was merged into the Plan.

(e)
Employer Profit Sharing Account — the Account maintained for each Participant to which is credited the Participant’s allocable share of the Employer contributions made pursuant to Section 3.4 and the Participant’s interest, if any, in profit sharing contributions transferred from any plan that was merged into the Plan, together with any increase or decrease thereon.

(f)
Pension Account — the Account maintained for each Participant to which is credited the Participant’s interest, if any, transferred from the Entegris, Inc. Pension Plan, together with any increase or decrease thereon. A Participant’s Pension Account will be distributed in accordance with Appendix E to the Plan.

(g)
ESOP Account — the Account maintained for each Participant to which is credited the Participant’s interest, if any, transferred from the Entegris, Inc. Employee Stock Ownership Plan, together with any increase or decrease thereon. Distributions from a Participant’s ESOP Account shall be made in accordance with Plan Section 7 and Appendix F to the Plan.

(h)
Rollover Account — the Account maintained for each Participant to which are credited the Participant’s Rollover Contributions (other than designated Roth contributions as defined in section 402A of the Code) made pursuant to Plan Section 3.7, together with any increase or decrease thereon.

(i)
Roth Rollover Account — the Account maintained for each Participant to which is credited the Participant’s Rollover Contributions consisting of designated Roth contributions (as defined in section 402A of the Code) made pursuant to Plan Section 3.7, together with any increase or decrease thereon.

(j)
After-Tax Account – the Account maintained for each Participant to which is credited the Participant’s nondeductible after-tax contributions (other than Roth Contributions), together with any increase or decrease thereon.

(k)
QNEC Account – the Account maintained for each Participant who previously participated in the ATMI, Inc. 401(k) Profit Sharing Plan (“ATMI Plan”) to which was credited certain qualified non-elective contributions made to the ATMI Plan on behalf of such Participant before October 1, 2014, together with any increase or decrease thereon.

1.1.2.    Affiliate     — a business entity which is not an Employer but which is a part of a “controlled group” with the Employer or under “common control” with the Employer or which is a member of an “affiliated service group” that includes the Employer, as those terms are defined in section 414(b), (c) and (m) of the Code. A business entity which is a predecessor to the Employer shall be treated as an Affiliate if the Employer maintains a plan of such predecessor business entity or if, and to the extent that, such treatment is otherwise required by regulations under section 414(a) of the Code. A business entity shall also be treated as an Affiliate if, and to the extent that, such treatment is required by regulations under section 414(o) of the Code. In addition to said required treatment, the Principal Sponsor may, in its discretion, designate as an Affiliate any business entity which is not such a “controlled group,” “common control,” “affiliated service group” or “predecessor” business entity but which is otherwise affiliated with the Employer, subject to such limitations as the Principal Sponsor may impose.
1.1.3.    Alternate Payee     — any spouse, former spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all or a portion of the Account of a Participant under the Plan.
1.1.4.    Beneficiary     — a person designated by a Participant (or automatically by operation of the Plan) pursuant to Section 7.4 of the Plan to receive all or a part of the Participant’s Vested Total Account in the event of the Participant’s death prior to full distribution thereof. A person so designated shall not be considered a Beneficiary until the death of the Participant.
1.1.5.    Catch-up Contribution     — the additional Elective Contributions that a Participant may make pursuant to Section 2.4.2 of the Plan, beyond the dollar limitation set forth under Section 2.4.1 of the Plan and Appendices A and B to the Plan.
1.1.6.    Code     — the Internal Revenue Code of 1986, including applicable regulations for the specified section of the Code. Any reference in the Plan to a section of the Code, including the applicable regulation, shall be considered also to mean and refer to any subsequent amendment or replacement of that section or regulation.
1.1.7.    Committee     — the committee established in accordance with the provisions of Section 11.2 of the Plan, known as the Administrative Committee.
1.1.8.    Disability     — a medically determinable physical or mental impairment which: (a) renders the individual incapable of performing any substantial gainful employment, (b) can be expected to be of long‑continued and indefinite duration or result in death, and (c) is evidenced by a certification to this effect by a doctor of medicine approved by the Committee. In lieu of such a certification, the Committee may accept, as proof of Disability, the official written determination that the individual will be eligible for disability benefits under the federal Social Security Act as now enacted or hereinafter amended (when any waiting period expires). Notwithstanding the foregoing, no Participant will be considered to have a Disability unless such doctor’s determination or official Social Security determination is received by the Committee within twelve (12) months after the Participant’s last day of active work with the Employer or an Affiliate. The Committee shall determine the date on which the Disability shall have occurred if such determination is necessary.
1.1.9.    Effective Date     — January 1, 2017 the effective date of this restatement. The original effective date of the Plan is January 1, 2000.
1.1.10    Elective Contributions     — contributions made by the Employer in accordance with a Participant’s Retirement Savings Election. “Elective Contributions” means Pre-Tax Elective Contributions and Roth Contributions, unless the context clearly indicates only one is meant.
1.1.11.    Eligibility Service     — a measure of an employee’s service with the Employer and all Affiliates (stated as a number of years) which is equal to the number of computation periods for which the employee is credited with one thousand (1,000) or more Hours of Service (as determined under Section 1.1.20); subject, however, to the following rules:

(a)
Computation Periods. The computation periods for determining Eligibility Service shall be the twelve (12) consecutive month period beginning with the date the employee first performs an Hour of Service and all Plan Years beginning after such date (irrespective of any termination of employment and subsequent reemployment).

(b)
Completion. A year of Eligibility Service shall be deemed completed only as of the last day of the computation period (irrespective of the date in such period that the employee completed one thousand Hours of Service). (Fractional years of Eligibility Service shall not be credited.)

(c)	Pre‑2000 Service. Eligibility Service shall be credited for Hours of Service earned and computation periods completed before January 1, 2000, as if the terms set forth herein were then in effect.

(d)
Breaks in Service. If the employee has any break in service occurring before or after the Effective Date, the employee’s service both before and after such break in service shall be taken into account in computing Eligibility Service for the purpose of determining the employee’s entitlement to become a Participant in the Plan.

1.1.12.    Employer     — the Principal Sponsor, any business entity that adopts the Plan pursuant to Section 9.4, and any successor thereof that adopts the Plan.
1.1.13.    Employer Securities     – common stock of Entegris Delaware or of any successor corporation by merger or otherwise or of any other corporation which is an affiliate and a member of a controlled group of corporation, including Entegris, within the meaning of section 407(d)(7) of ERISA, and which is readily tradable on an established securities market.
1.1.14.    Employment Commencement Date     — the date upon which an employee first performs one (1) Hour of Service for the Employer or an Affiliate (without regard to whether such Hour of Service is performed in Recognized Employment or otherwise).
1.1.15.    Enrollment Date     — (a) the first day of each calendar month of the Plan Year, and (b) such other dates as the Committee may by rule establish from time to time for the commencement of retirement savings under Section 2.3.
1.1.16.    ERISA     — the Employee Retirement Income Security Act of 1974, including applicable regulations for the specified section of ERISA. Any reference in the Plan to a section of ERISA, including the applicable regulation, shall be considered also to mean and refer to any subsequent amendment or replacement of that section or regulation.
1.1.17.    Event of Maturity     — any of the occurrences described in Section 6 by reason of which a Participant or Beneficiary may become entitled to a distribution from the Plan.
1.1.18.    Fund     — the assets of the Plan held by the Trustee from time to time, including all contributions and the investments and reinvestments, earnings and profits thereon.
1.1.19.    Highly Compensated Employee     — any employee who (a) is a five percent (5%) owner (as defined in Appendix B) at any time during the current Plan Year or the preceding Plan Year, or (b) receives compensation from the Employer and all Affiliates during the preceding Plan Year in excess of $120,000 (for 2016, which amount shall be adjusted for changes in the cost‑of‑living as provided in regulations issued by the Secretary of the Treasury). For this purpose, “compensation” means compensation as defined in section 415(c)(3) of the Code. Compensation for any employee who performed services for only part of a year is not annualized for this purpose.
1.1.20.    Hour of Service     — for purposes of determining Eligibility Service under Section 1.1.11 and whether a Participant shall be an Eligible Participant for a Plan Year under Section 3.5, and for any other applicable purpose under the Plan, hours credited to the employee according to the following rules:

(a)
Paid Duty. An Hour of Service shall be credited for each hour for which the employee is paid, or entitled to payment, for the performance of duties for the Employer or an Affiliate. These hours shall be credited to the employee for the computation period or periods in which the duties are performed.

(b)
Paid Nonduty. An Hour of Service shall be credited for each hour for which the employee is paid, or entitled to payment, by the Employer or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; provided, however, that:

(i)
no more than five hundred one (501) Hours of Service shall be credited on account of a single continuous period during which the employee performs no duties (whether or not such period occurs in a single computation period),

(ii)
no Hours of Service shall be credited on account of payments made under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation or disability insurance laws,

(iii)	no Hours of Service shall be credited on account of payments which solely reimburse the employee for medical or medically related expenses incurred by the employee, and

(iv)
payments shall be deemed made by or due from the Employer or an Affiliate whether made directly or indirectly from a trust fund or an insurer to which the Employer or an Affiliate contributes or pays premiums.

These hours shall be credited to the employee for the computation period for which payment is made or, if the payment is not computed by reference to units of time, the hours shall be credited to the first computation period in which the event, for which any part of the payment is made, occurred.

(c)
Back Pay. An Hour of Service shall be credited for each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer or an Affiliate. The same Hours of Service credited under paragraph (a) or (b) shall not be credited under this paragraph (c). The crediting of Hours of Service under this paragraph (c) for periods and payments described in paragraph (b) shall be subject to all the limitations of that paragraph. These hours shall be credited to the employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

(d)
Unpaid Absences. Leaves of Absence. If (and to the extent that) the Committee so provides in rules, during each unpaid leave of absence authorized by the Employer or an Affiliate for Plan purposes under such rules, the employee shall be credited with the number of Hours of Service which otherwise would normally have been credited to such employee but for such absence; provided, however, that if the employee does not return to employment for any reason other than death, Disability or attainment of Normal Retirement Age at the expiration of the leave of absence, such Hours of Service shall not be credited.

(e)
Special Rules. For periods prior to January 1, 2000, Hours of Service may be determined using whatever records are reasonably accessible and by making whatever calculations are necessary to determine the approximate number of Hours of Service completed during such prior period. To the extent not inconsistent with other provisions hereof, Department of Labor regulations 29 C.F.R. § 2530.200b‑2(b) and (c) are hereby incorporated by reference herein. To the extent required under section 414 of the Code, services of leased owners, leased managers, shared employees, shared leased employees and other similar classifications (excluding Leased Employees) for the Employer or an Affiliate shall be taken into account as if such services were performed as a common law employee of the Employer for the purposes of determining Eligibility Service. For purposes of the Plan, application of the leased employee rules under section 414(n) of the Code shall be subject to the following: (i) “contingent services” shall mean services performed by a person for the Employer or an Affiliate during the period the person has not performed the services on a substantially full time basis for a period of at least twelve (12) consecutive months, (ii) contingent services performed by a person who has become a Leased Employee (or who would have become a Leased Employee but for the service requirements set forth in Section 1.1.22(b) of the Plan) shall be taken into account for purposes of determining Eligibility Service, and (iii) all service performed as a Leased Employee (i.e., all service following the date an individual has satisfied all three requirements for becoming a Leased Employee) shall be taken into account for purposes of determining Eligibility Service.

(f)
Equivalency for Exempt Employees. Notwithstanding anything to the contrary in the foregoing, the Hours of Service for any employee for whom the Employer or an Affiliate is not otherwise required by state or federal “wage and hour” or other law to count hours worked shall be credited on the basis that, without regard to the employee’s actual hours, such employee shall be credited with one hundred ninety (190) Hours of Service for a calendar month if, under the provisions of this Section (other than this paragraph), such employee would be credited with at least one (1) Hour of Service during that calendar month.

(g)	Additional Service to be Credited. Hours of Service shall also be credited in accordance with Schedule I to the Plan with respect to the entities listed therein.
1.1.21.    Investment Manager     — the person or persons, other than the Trustee, appointed pursuant to the Trust Agreement to manage all or a portion of the Fund or any Subfund.
1.1.22.    Leased Employee     — any individual (other than an employee of the Employer or an Affiliate) who performs services for the Employer or an Affiliate if (a) services are performed under an agreement between the Employer or an Affiliate and an individual or company, (b) the individual performs services for the Employer or an Affiliate on a substantially full time basis for a period of at least twelve (12) consecutive months, and (c) the individual’s services are performed under the primary direction or control of the Employer or an Affiliate. In determining whether an individual is a Leased Employee of the Employer or an Affiliate, all prior service with the Employer or an Affiliate (including employment as a common law employee) shall be used for purposes of satisfying (b) above. No individual shall be considered a Leased Employee unless and until all conditions have been satisfied.
1.1.23.    Normal Retirement Age     — the date a Participant attains age sixty‑five (65) years.
1.1.24.    One‑Year Break in Service    ‑ — a Plan Year for which an employee is not credited with more than five hundred (500) Hours of Service. (A One‑Year Break in Service shall be deemed to occur only on the last day of such Plan Year.)
1.1.25.    Participant     — an employee of the Employer who becomes a Participant in the Plan in accordance with the provisions of Section 2. An employee who has become a Participant shall be considered to continue as a Participant in the Plan until the date of the Participant’s death or, if earlier, the date when the Participant is no longer employed in Recognized Employment and upon which the Participant no longer has any Account under the Plan (that is, the Participant has both received a distribution of all of the Participant’s Vested Total Account, if any, and the non‑Vested portion of the Participant’s Total Account, if any, has been forfeited and disposed of as provided in Section 6.2). An employee who has not become a Participant in the Plan in accordance with the provisions of Plan Section 2 and who makes a Rollover Contribution to the Plan in accordance with the provisions of Plan Section 3 shall be considered a Participant solely for the purpose of making the Rollover Contribution and receiving a distribution upon an Event of Maturity in accordance with the provisions of Plan Section 7.
1.1.26.    Period of Service     — a measure of an employee’s employment with the Employer and all Affiliates which is equal to the period commencing on the employee’s Employment Commencement Date or Reemployment Commencement Date, whichever is applicable, and ending on the next following Severance from Service Date; provided, however:

(a)
Aggregation. Unless some or all of an employee’s service may be disregarded pursuant to other rules of the Plan, all discontinuous Periods of Service shall be aggregated in determining the total of an employee’s Period of Service. A Period of Service shall be stated in years and days and when aggregating discontinuous periods of less than one (1) year, three hundred sixty‑five (365) days shall equal one (1) year.

(b)
Service Spanning Rule No. 1. If an employee quits, is discharged or retires from service with the Employer and all Affiliates and performs an Hour of Service within the twelve (12) months following the Severance from Service Date, that Period of Severance shall be deemed to be a Period of Service.

(c)
Service Spanning Rule No. 2. If an employee severs from service by reason of a quit, a discharge or retirement during the first twelve (12) months of an absence from service for any reason other than a quit, a discharge, retirement or death, and then performs an Hour of Service within the twelve (12) months following the date on which the employee was first absent from service, the Period of Severance shall be deemed to be a Period of Service.

(d)
Special Rules. To the extent required under section 414 of the Code, services of leased owners, leased managers, shared employees, shared leased employees and other similar classifications (excluding Leased Employees) for the Employer or an Affiliate shall be taken into account as if such services were performed as a common law employee of the Employer for the purposes of determining Vesting Service. For purposes of the Plan, application of the leased employee rules under section 414(n) of the Code shall be subject to the following: (i) “contingent services” shall mean services performed by a person for the Employer or an Affiliate during the period the person has not performed the services on a substantially full time basis for a period of at least twelve (12) consecutive months, (ii)  contingent services performed by a person who has become a Leased Employee (or who would have become a Leased Employee but for the service requirements set forth in Section 1.1.22(b) of the Plan) shall be taken into account for purposes of determining Vesting Service, and (iii) all service performed as a Leased Employee (i.e., all service following the date an individual has satisfied all three requirements for becoming a Leased Employee) shall be taken into account for purposes of determining Vesting Service.

1.1.27.    Period of Severance     — the period of time commencing on an employee’s Severance from Service Date and ending on the date on which that employee next again performs an Hour of Service for the Employer or for an Affiliate (without regard to whether such Hour of Service is performed in Recognized Employment or otherwise). A Period of Severance shall be stated in years and days.
Notwithstanding the foregoing, for the limited purpose of determining the length of a Period of Severance, the Severance from Service Date for an employee shall be advanced during any period of an absence from work (which began after December 31, 1984) due to the pregnancy of the employee, the birth of a child of the employee, the placement of a child with the employee in connection with the adoption of such child by the employee, or for the purpose of caring for such child for a period beginning immediately following such birth or placement. In no event, however, shall the Severance from Service Date be advanced under the foregoing sentence to a date that is later than the last day of the calendar month which is two (2) years after the first of such absence. This adjustment in the Severance from Service Date shall not be made until the employee furnishes timely information which may be reasonably required by the Committee to establish that the absence from work is for a reason for which this adjustment will be made.
1.1.28.    Plan     — the Entegris, Inc. 401(k) Savings and Profit Sharing Plan, as set forth herein.
1.1.29.    Plan Year     — the twelve (12) consecutive month period ending on any December 31.
1.1.30    Pre-Tax Elective Contributions     – a Participant’s Elective Contributions that are not includible in the Participant’s gross income at the time deferred.
1.1.31.    Principal Sponsor     — Entegris, Inc., a Delaware corporation.
1.1.32.    Recognized Compensation     — wages within the meaning of section 3401(a) of the Code for purposes of federal income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code) and paid to the Participant by the Employer for the applicable period; subject, however, to the following:

(a)
Included Items. In determining a Participant’s Recognized Compensation there shall be included amounts contributed or deferred by the Employer on behalf of the Participant that are not includible in gross income under sections 125, 132(f)(4), 402(e)(3), 402(h), 403(b), 414(h)(2) and 457 of the Code including contributions authorized by the Participant under a Retirement Savings Election, a cafeteria plan or any other qualified cash or deferred arrangement under section 401(k) of the Code.

(b)
Excluded Items. In determining a Participant’s Recognized Compensation there shall be excluded all of the following: (i) reimbursements or other expense allowances (including all living and other expenses paid on account of the Participant being on foreign assignment), (ii) welfare and fringe benefits (both cash and noncash) including third‑party sick pay (i.e., short‑term and long‑term disability insurance benefits), income imputed from insurance coverages and premiums, employee discounts and other similar amounts, payments for vacation or sick leave accrued but not taken, final payments on account of termination of employment (i.e., severance payments), except that final payments on account of settlement for accrued but unused paid time off shall be taken into account in determining a Participant’s Recognized Compensation, (iii) moving expenses, (iv) deferred compensation (both when deferred and when received), and (v) stock-based compensation of any kind, including, but not limited to, amounts realized from the exercise of a non‑qualified stock option or restricted stock held by an employee that becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

(c)
Pre‑Participation Employment. Remuneration paid by the Employer attributable to periods prior to the date the Participant became a Participant in the Plan shall not be taken into account in determining the Participant’s Recognized Compensation.

(d)	Non‑Recognized Employment. Remuneration paid by the Employer for employment that is not Recognized Employment shall not be taken into account in determining a Participant’s Recognized Compensation.

(e)	Attribution to Periods. A Participant’s Recognized Compensation shall be considered attributable to the period in which it is actually paid and not when earned or accrued.

(f)	Excluded Periods. Amounts received after the Participant’s termination of employment shall not be taken into account in determining a Participant’s Recognized Compensation.

(g)	Multiple Employers. If a Participant is employed by more than one Employer in a Plan Year, a separate amount of Recognized Compensation shall be determined for each Employer.

(h)
Annual Maximum. A Participant’s Recognized Compensation for a Plan Year shall not exceed the annual compensation limit in effect for that Plan Year under section 401(a)(17) of the Code (as adjusted under the Code for cost‑of‑living increases).

1.1.33.    Recognized Employment     — all service with the Employer by persons classified by the Employer as common law employees, excluding, however, service classified by the Employer as:

(a)
employment in a unit of employees whose terms and conditions of employment are subject to a collective bargaining agreement between the Employer and a union representing that unit of employees, unless (and to the extent) such collective bargaining agreement provides for the inclusion of those employees in the Plan,

(b)	employment of a nonresident alien who is not receiving any earned income from the Employer which constitutes income from sources within the United States,

(c)
employment in a division or facility of the Employer which is not in existence on January 1, 2000 (that is, was acquired, established, founded or produced by the liquidation or similar discontinuation of a separate subsidiary after January 1, 2000) unless and until the Committee shall declare such employment to be Recognized Employment,

(d)
services of a person who is not a common law employee of the Employer including, without limiting the generality of the foregoing, services of a Leased Employee, leased owner, leased manager, shared employee, shared Leased Employee, temporary worker, independent contractor, contract worker, agency worker, freelance worker or other similar classification,

(e)	employment of a Highly Compensated Employee to the extent agreed to in writing by the employee, and

(f)	employment as a temporary employee.
Employment of a United States citizen or a United States resident alien outside the United States shall be classified as Recognized Employment. The Employer’s classification of a person at the time of inclusion or exclusion in Recognized Employment shall be conclusive for the purpose of the foregoing rules. No reclassification of a person’s status with the Employer, for any reason, without regard to whether it is initiated by a court, governmental agency or otherwise and without regard to whether or not the Employer agrees to such reclassification, shall result in the person being included in Recognized Employment, either retroactively or prospectively. Notwithstanding anything to the contrary in this provision, however, the Committee may declare that a reclassified person will be included in Recognized Employment, either retroactively or prospectively. Any uncertainty concerning a person’s classification shall be resolved by excluding the person from Recognized Employment.
1.1.34.    Reemployment Commencement Date     — the date upon which an Employee first performs an Hour of Service for the Employer or for an Affiliate following a Period of Severance that is not deemed to be a Period of Service (without regard to whether such Hour of Service is performed in Recognized Employment or otherwise).
1.1.35.    Retirement Savings Election     — the election made by a Participant as provided in Section 2.4.
1.1.36    Rollover Contribution     – any amount transferred to the Fund by a Participant (or an amount transferred to the Fund on behalf of a Participant in a trust-to-trust transfer from any plan meeting the requirements of section 401(a) of the Code), which is an eligible rollover distribution from (a) an eligible retirement plan that is a tax‑qualified retirement plan under section 401(a) of the Code; (b) a plan described in sections 403(a) or 403(b) of the Code; (c) an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; and (d) an individual retirement account or annuity described in sections 408(a) or 408(b) of the Code. Such Rollover Contributions may include designated Roth contributions (as defined in section 402A of the Code) made to another tax-qualified retirement plan.
1.1.37    Roth Contributions     — a Participant’s Elective Contributions that are not excludible from the Participant’s gross income at the time deferred and that have irrevocably been designated as Roth Contributions by the Participant in his Retirement Savings Election.
1.1.38.    Severance from Service Date— — the earlier of:

(a)	the date upon which an employee quits, is discharged or retires from service with the Employer and all Affiliates, or dies; or

(b)
the date which is the first anniversary of the first day of a period in which an employee remains continuously absent from service (with or without pay) with the Employer and all Affiliates for any reason other than a quit, a discharge, retirement or death, such as vacation, holiday, sickness, disability, leave of absence (excluding any leave for services in the uniformed services).

1.1.39.    Subfund     — a separate pool of assets of the Fund set aside for investment purposes under Plan Section 4.1.
1.1.40.    Trust Agreement     — the separate document entitled “Trust Agreement between Entegris, Inc. and Fidelity Management Trust Company – Entegris 401(k) Savings and Profit Sharing Plan Trust” entered into by and between the Principal Sponsor and the Trustee effective as of January 2, 2008, as may be amended from time to time.
1.1.41.    Trustee     — the Trustee named in the Trust Agreement and its successor or successors in trust.
1.1.42.    Valuation Date     — the last day of the Plan Year and any date that the New York Stock Exchange is open and conducting business.
1.1.43.    Vested     — nonforfeitable.
1.1.44.    Vesting Service     — a measure of an employee’s employment with the Employer and all Affiliates which is equal to the employee’s Period of Service; subject, however, to the following rules:

(a)	Period of Service. Except as provided below, an employee’s Vesting Service as of any date shall be equal to the employee’s Period of Service determined as of that same date.

(b)
Vesting in Pre‑Five Year Severance Accounts. If an employee has a five (5) year (or longer) Period of Severance, the employee’s Employer Profit Sharing Account or Pension Account shall be divided into the portion attributable to Employer contributions allocated with respect to employment before such Period of Severance and the portion attributable to Employer contributions allocated with respect to employment after such Period of Severance and employment after such five (5) year (or longer) Period of Severance shall not be taken into account in computing the Vested percentage in the employee’s Employer Profit Sharing Account or Pension Account attributable to Employer contributions allocated with respect to employment before such five (5) year (or longer) Period of Severance.

(c)
Vesting in Post‑Severance Accounts. If an employee has a Period of Severance and returns thereafter to employment with the Employer or an Affiliate, both employment before and employment after such Period of Severance shall be taken into account in computing the Vested percentage in the employee’s Employer Profit Sharing Account attributable to Employer contributions allocated with respect to employment after such Period of Severance.

1.2.    Compliance With Uniformed Services Employment and Reemployment Rights Act of 1994 and Heroes Earnings Assistance and Relief Tax Act of 2008    . Effective for veterans rehired on or after December 12, 1994, and notwithstanding any provision of the Plan to the contrary, contributions, benefits or service credits, if any, will be provided in accordance with section 414(u) of the Code. Further, notwithstanding any provision of the Plan to the contrary, (a) differential pay (as defined in section 3401(h)(2) of the Code) shall be included in compensation that is used to determine benefits, and (b) the death after 2006 of a Participant during qualified military service (as defined in section 414(u)(5) of the Code) will be treated as death while in the employment of the Employer and all Affiliates for purposes of any benefits (other than benefit accruals related to the period of qualified military service) to which the Participant’s survivors would have been entitled had the Participant resumed employment and then terminated employment on account of death.
1.3.    Transitional Rules of Interpretation    . An individual shall be considered to have attained a given age on the individual’s birthday for that age (and not on the day before). The birthday of any individual born on a February 29 shall be deemed to be February 28 in any year that is not a leap year. Notwithstanding any other provision of the Plan or any election or designation made under the Plan, any individual who feloniously and intentionally kills a Participant or Beneficiary shall be deemed for all purposes of the Plan and all elections and designations made under the Plan to have died before such Participant or Beneficiary. A final judgment of conviction of felonious and intentional killing is conclusive for the purposes of this Section. In the absence of a conviction of felonious and intentional killing, the Committee shall determine whether the killing was felonious and intentional for the purposes of this Section. Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine and the feminine may include the masculine; and the words “hereof,” “herein” or “hereunder” or other similar compounds of the word “here” shall mean and refer to this entire Plan and not to any particular paragraph or Section of the Plan unless the context clearly indicates to the contrary. The titles given to the various Sections of the Plan are inserted for convenience of reference only and are not part of the Plan, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof. Any reference in the Plan to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation. This document has been executed and delivered in the State of Massachusetts and has been drawn in conformity to the laws of that State and shall, except to the extent that federal law is controlling, be construed and enforced in accordance with the laws of the State of Massachusetts.
1.4.    Special Rules for Merged Plans    . As of March 1, 2000, the assets of the Empak, Inc. Retirement Savings Plan and the Fluoroware, Inc. 401(k) Savings Plan became part of the assets of this Plan. Effective August 6, 2005, the assets of the Mykrolis Corporation Savings and Investment Plan became part of the assets of this Plan. Effective October 1, 2014, the assets of the ATMI, Inc. 401(k) Profit Sharing Plan became part of the assets of this Plan. Any optional form of distribution or other “section 411(d)(6) protected benefit” (as defined by Treasury Regulations §1.411(d)‑4) available as to all or a portion of the transferred assets that is not available under this Plan shall continue to be available but only with respect to the portion of transferred assets to which such protected benefit applies.
SECTION 2

ELIGIBILITY AND PARTICIPATION
2.1.    General Eligibility Rule    . Each employee shall become a Participant on the first day of the calendar month coincident with or next following the date the employee is employed in Recognized Employment. A Participant whose employment with the Employer terminates and who subsequently is reemployed by the Employer shall reenter the Plan as a Participant on the first day of the calendar month coincident with or next following the date of the Participant’s return to Recognized Employment.
2.2.    Special Eligibility Rule for Profit Sharing Contributions    . Notwithstanding the general eligibility rule in Section 2.1, with respect to discretionary profit sharing contributions made pursuant to Section 3.4 of the Plan, each employee shall become a Participant on the first day of the calendar month coincident with or next following the date the employee has completed one (1) year of Eligibility Service if the employee is then employed in Recognized Employment. If the employee is not then employed in Recognized Employment, the employee shall become a Participant on the first day of the calendar month coincident with or next following the date the employee enters Recognized Employment. A Participant whose employment with the Employer terminates and who subsequently is reemployed by the Employer shall reenter the Plan as a Participant on the first day of the calendar month coincident with or next following the date of the Participant’s return to Recognized Employment.
2.3.    Enrollment    . Each employee who is or will become a Participant as provided in Section 2.1 may enroll for Elective Contributions by providing a Retirement Savings Election to the Committee prior to the Enrollment Date as of which the employee desires to make it effective. If an employee does not enroll when first eligible to do so, the employee may enroll as of any subsequent business day by providing a Retirement Savings Election to the Committee prior to that Enrollment Date.
The Committee shall have the authority to adopt rules that modify and waive the enrollment procedures set forth in this Section 2, to ensure that orderly enrollments might be completed. This authority to modify and waive the enrollment procedures does not authorize the Committee to modify the job classification requirements for participation in the Plan.
2.4.    Retirement Savings Election    .
2.4.1    Amount.      Subject to the following rules, the Retirement Savings Election of each Participant shall provide for Elective Contributions through a reduction equal to not less than one percent (1%) nor more than seventy percent (70%) of the amount of Recognized Compensation which otherwise would be paid to the Participant by the Employer each payday. Except to the extent permitted under Section 2.4.2 of the Plan, no Participant shall be permitted to have Elective Contributions under this Plan and any other qualified plan of the Employer and Affiliates during any taxable year in excess of $18,000 (for 2017, which amount shall be adjusted for changes in the cost‑of‑living as provided by the Secretary of the Treasury). The Committee may, from time to time, change the minimum and maximum allowable Elective Contributions. A Participant’s Retirement Savings Election shall remain in effect until modified by the Participant in the manner specified by the Committee.
2.4.2    Catch‑Up Contributions    . All Participants who are eligible to make Elective Contributions under this Plan and who have attained age fifty (50) before the close of the Plan Year shall be eligible to make Catch-up Contributions in accordance with this Section 2.4.2.
(a)    A Participant’s Catch-up Contributions shall not exceed the lesser of (i) $6,000 (for 2017), which amount shall be adjusted pursuant to Section 414(v)(20(B) and (C) of the Code, or (ii) the excess (if any) of the Participant’s Recognized Compensation over any other Elective Contributions made for the year which are made without regard to this Section 2.4.
(b)    Catch-up Contributions shall not be taken into account for purposes of the dollar limitation set forth under Section 2.4.1 of the Plan and shall not be taken into account for purposes of applying the limitation set forth under Appendix D.
(c)    The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing Section 415 of the code and Appendix A to the Plan, or of Appendix B to the Plan by the reason of the making of (or the right to make) Catch-up Contributions.
(d)    Catch‑up Contributions shall be eligible for Employer matching contributions
2.4.3    Pre-Tax and After-Tax Roth Election    . Each Participant may elect to designate all or a portion of his Elective Contributions (including any Catch-up Contributions) for the taxable year as Roth Contributions. Any Elective Contributions that are not designated as Roth Contributions shall be deemed to be Pre-Tax Elective Contributions. Elective Contributions contributed to the Plan as one type, either Roth Contributions or Pre-Tax Elective Contributions, may not later be reclassified as the other type.
2.5.    Modifications of Retirement Savings Election    . A Participant may revoke or modify his Retirement Savings Election to decrease or increase the rate of future Elective Contributions effective as of the first day of the first payroll period coinciding with or next following the processing of the revocation or modification pursuant to normal administrative procedures. Once a Retirement Savings Election has been revoked or modified, any subsequent Retirement Savings Election shall be effective as of the first day of the first payroll period coinciding with or next following the processing of the election pursuant to normal administrative procedures, provided that the Participant is employed in Recognized Employment. If a Participant ceases to be employed in Recognized Employment, his Retirement Savings Election shall be terminated automatically as of the date he ceases to be employed in Recognized Employment. If such Participant returns to Recognized Employment, he may provide a new Retirement Savings Election effective as of the date he returns to Recognized Employment or as of the first payday on or after any subsequent Enrollment Date.

SECTION 3

CONTRIBUTIONS AND ALLOCATION THEREOF
3.1.    Employer Contributions    .
3.1.1.    Source of Employer Contributions    . All Employer contributions to the Plan may be made without regard to profits. The Principal Sponsor shall have the sole power and authority to determine Employer contributions except that if the Principal Sponsor so consents, each adopting business entity under Section 9.4 shall be treated as an “Employer” under this Section and, as such, may separately determine the amount of all Employer contributions, and such contributions (and any forfeitures related thereto) shall be allocated only to the accounts of Participants who are employed by that particular Employer.
3.1.2.    Limitation    . The contribution of the Employer to the Plan for any year, when considered in light of its contribution for that year to all other tax‑qualified plans it maintains, shall, in no event, exceed the maximum amount deductible by it for federal income tax purposes as a contribution to a tax‑qualified profit sharing plan under section 404 of the Code. Each such contribution to the Plan is conditioned upon its deductibility for such purpose.
3.1.3.    Form of Payment    . The appropriate contribution of the Employer to the Plan, determined as herein provided, shall be paid to the Trustee and may be paid either in cash or in other assets of any character of a value equal to the amount of the contribution or in any combination of the foregoing ways.
3.2.    Elective Contributions    .
3.2.1    Amount    . Within the time required by regulations of the United States Department of Labor, the Employer shall contribute to the Trustee for deposit in the Fund the contributions made on behalf of each Participant under Plan Section 2.4 as elected by each Participant pursuant to a Retirement Savings Election.
3.2.2.    Allocation    . The portion of the contribution made with respect to each Participant that consists of Pre-Tax Elective Contributions (including Catch-up Contributions specified as Pre-Tax Elective Contributions) shall be allocated to the Participant’s Retirement Savings Account for the Plan Year with respect to which it is made, and the portion of the contribution made with respect to each Participant that consists of Roth Contributions (as specified by the Participant and including any Catch-up Contributions specified as Roth Contributions) shall be allocated to the Participant’s Roth Account. For the purposes of Section 4, all contributions shall be credited as soon as practicable after received by the Trustee.
3.3.    Employer Matching Contributions    .
3.3.1.    Amount and Eligibility    . The Employer shall contribute to the Trustee for deposit in the Fund and for crediting to the Participant’s Employer Matching Account an amount which will equal one hundred percent (100%) of the amount of the first three percent (3%) and fifty percent (50%) of the amount of the next two percent (2%) of the Participant’s Elective Contributions each pay period. Such Employer matching contributions shall be delivered to the Trustee for deposit in the Fund not later than the time prescribed by federal law (including extensions) for filing the federal income tax return of the Employer for the taxable year in which the Plan Year ends.

3.3.2.    Matching Contributions Determined on an Annual Basis    . If the matching contributions made with respect to any Participant for the Plan Year are less than one hundred percent (100%) of the first three percent (3%) and fifty percent (50%) of the amount of the next two percent (2%) of a Participant’s Elective Contributions for such Plan Year, then the Employer shall make an additional matching contribution to the Plan so that the total matching contributions with respect to such Participant for such Plan Year will equal one hundred percent (100%) of the amount of the first three percent (3%) and fifty percent (50%) of the amount of the next two percent (2%) of the Participant’s Elective Contributions for such Plan Year.

3.3.3.    Allocation    . The Employer matching contribution which is made with respect to a Participant shall be allocated to that Participant’s Employer Matching Account for the Plan Year with respect to which it is made and, for the purposes of Plan Section 4, shall be credited as soon as practicable after it is received by the Trustee.
3.4.    Discretionary Contributions    .
3.4.1.    Amount    . The Employer may (but shall not be required to) make discretionary contributions from year to year during the continuance of the Plan in such amounts as the Employer shall from time to time determine. Such contributions shall be delivered to the Trustee for deposit in the Fund not later than the time prescribed by federal law (including extensions) for filing the federal income tax return of the Employer for the taxable year in which the Plan Year ends.
3.4.2.    Allocation    . The Employer discretionary contribution for a Plan Year shall be allocated to the Employer Profit Sharing Accounts of eligible Participants under Section 3.5. The contribution shall be allocated to the Employer Profit Sharing Accounts of eligible Participants in the ratio which the Recognized Compensation of each such eligible Participant for the Plan Year bears to the Recognized Compensation for such Plan Year of all such eligible Participants. The amount so allocated to an eligible Participant shall be allocated to such Participant’s Employer Profit Sharing Account for the Plan Year with respect to which it is made and, for the purposes of Plan Section 4, shall be credited as soon as practicable after it is received by the Trustee.
3.5.    Eligible Participants    . For purposes of Section 3.4, a Participant shall be an eligible Participant for a Plan Year only if such Participant satisfies all of the following requirements in either (a) or (b) below:

(a)	the Participant:

(i)	is credited with at least one thousand (1,000) Hours of Service for such Plan Year, and

(ii)
is on the last day of such Plan Year, an employee of the Employer in Recognized Employment (including for this purpose any Participant who then is on temporary layoff or authorized leave of absence or who, during such Plan Year, was inducted into the Armed Forces of the United States from employment with the Employer); or

(b)	the Participant terminates employment with the Employer within the Plan Year by reason of death, retirement at or after the Participant’s Normal Retirement Age or Disability.
No other Participant shall be an eligible Participant.
3.6.    Adjustments    .
3.6.1.    Make‑Up Contributions for Omitted Participants    ‑. If, after the Employer’s contribution for a Plan Year has been made and allocated, it should appear that, through oversight or a mistake of fact or law, a Participant (or an employee who should have been considered a Participant) who should have been entitled to share in such contribution received no allocation or received an allocation which was less than the Participant should have received, the Committee may, at its election, and in lieu of reallocating such contribution, direct the Employer to make a special make‑up contribution (or direct that forfeitures be used) for the Account of such Participant in an amount adequate to provide the same addition to the Participant’s Account for such Plan Year as the Participant should have received.
3.6.2.    Mistaken Contributions    . If, after the Employer’s contribution for a Plan Year has been made and allocated, it should appear that, through oversight or a mistake of fact or law, a Participant (or an individual who was not a Participant) received an allocation which was more than the Participant or individual should have received, the Committee may direct that the mistaken contribution, adjusted for its pro rata share of any net loss or net gain in the value of the Fund which accrued while such mistaken contribution was held therein, shall be withdrawn from the Account of such individual and retained in the Fund and used to reduce the amount of the next succeeding contribution of the Employer to the Fund due after the determination that such mistaken contribution had occurred.
3.7.    Rollover Contributions    .
3.7.1.    Eligible Contributions    . Each employee in Recognized Employment may contribute a Rollover Contribution to the Plan, in the form and manner as may be prescribed by the Committee and in accordance with those provisions of federal law relating to rollover contributions. The Committee may establish rules and conditions regarding the acceptance of direct rollovers under section 401(a)(31) of the Code from trustees or custodians of other qualified pension, profit sharing or stock bonus plans.
3.7.2.    Allocation    . A Rollover Contribution shall be allocated to the Participant’s Rollover Account; provided that to the extent that such Rollover Contribution includes designated Roth contributions (as defined in section 402A of the Code) made to another tax-qualified retirement plan, those amounts shall be allocated to the Participant’s Roth Rollover Account. For the purposes of Plan Section 4, contributions allocated to the Participant’s Rollover Account and Roth Rollover Account shall be credited as soon as practicable after it is received by the Trustee.
3.8.    Limitation on Annual Additions    . In no event shall amounts be allocated to the Account of any Participant if, or to the extent, such amounts would exceed the limitations set forth in Appendix A to the Plan.
3.9.    Effect of Disallowance of Deduction or Mistake of Fact    . All Employer contributions to the Plan are conditioned on their qualification for deduction for federal income tax purposes under section 404 of the Code. If any such deduction should be disallowed, in whole or in part, for any Employer contribution to the Plan for any year, or if any Employer contribution to the Plan is made by reason of a mistake of fact, then there shall be calculated the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake in determining the deduction or a mistake of fact. The Principal Sponsor shall direct the Trustee to return such excess, adjusted for its pro rata share of any net loss (but not any net gain) in the value of the Fund which accrued while such excess was held therein, to the Employer within one (1) year of the disallowance of the deduction or the mistaken payment of the contribution, as the case may be. If the return of such amount would cause the balance of any Account of any Participant to be reduced to less than the balance which would have been in such Account had the mistaken amount not been contributed, however, the amount to be returned to the Employer shall be limited so as to avoid such reduction.

SECTION 4

INVESTMENT AND ADJUSTMENT OF ACCOUNTS
4.1.    Establishment of Subfunds    .
4.1.1.    Establishing Commingled Subfunds    . At the direction of the Committee, the Fund may be divided into two (2) or more Subfunds, which shall serve as vehicles for the investment of Participants’ Accounts. The Committee shall determine the general investment characteristics and objectives of each Subfund and, with respect to each Subfund, shall either (a) designate that an Investment Manager or the Committee has investment discretion over such Subfund, or (b) designate one or more selected pooled investment vehicles (such as collective funds, group trusts, mutual funds, group annuity contracts and separate accounts under insurance contracts) to constitute such Subfund. The Investment Manager or the Committee, as the case may be, shall have complete investment discretion over each Subfund to which it has been assigned investment discretion, subject only to the general investment characteristics and objectives established for the particular Subfund.
4.1.2.    Individual Subfunds    . The Committee also may (but is not required to) establish additional Subfunds that consist solely of all or a part of the assets of a single Participant’s Total Account, which assets the Participant controls by investment directives to the Trustee and which may not be commingled with the assets of any other Participant’s Accounts (e.g., a self‑directed brokerage account). In no event, however, shall the Participant be allowed to direct the investment of assets in such individual Subfund in any work of art, rug or antique, metal or gem, stamp or coin, alcoholic beverage or other similar tangible personal property if the investment in such property shall have been prohibited by the Secretary of the Treasury. Each Participant, each Beneficiary and each Alternate Payee for whom an individually directed Subfund is maintained shall be responsible for the exercise of any voting or similar rights which exist with respect to assets in such individually directed Subfund. Any Beneficiary of a deceased Participant with an individually directed Subfund shall have the responsibility to direct investments for such Subfund until the Beneficiary changes such direction in accordance with applicable Plan procedures.
4.1.3.    Operational Rules    . The Committee shall adopt rules specifying the circumstances under which a particular Subfund may be elected, or shall be automatically utilized, the minimum or maximum amount or percentage of an Account which may be invested in a particular Subfund, the procedures for making or changing investment elections, the extent (if any) to which Beneficiaries of deceased Participants may make investment elections and the effect of a Participant’s or Beneficiary’s failure to make an effective election with respect to all or any portion of an Account.
4.1.4.    Revising Subfunds    . The Committee shall have the power, from time to time, to dissolve Subfunds, to consolidate separate Subfunds, to direct that additional Subfunds be established and, under rules, to withdraw or limit participation in a particular Subfund.
4.1.5.    ERISA Section 404(c) Compliance    . The Committee may establish investment Subfunds and operational rules which allow Participants, Beneficiaries and Alternate Payees to manage the investment of all or any portion of those assets attributable to his Total Account. To the extent the Committee establishes such rules:
(a)    the Plan is intended to comply with section 404(c) of ERISA and no Plan fiduciary shall be liable for any loss or for any breach resulting from a Participant’s Beneficiary’s or Alternate Payee’s direction of the investment of any part of his Account; and
(b)    the Committee shall ensure that Participants, Beneficiaries, and Alternate Payees
(i)    have the opportunity to choose from at least three investment alternatives, each of which is diversified, each of which presents materially different risk and return characteristics, and which, in the aggregate, enable Participants, Beneficiaries and Alternate Payees to achieve a portfolio with appropriate risk and return characteristics consistent with minimizing risk through diversification;
(ii)    have the opportunity, at least once in any three (3) month period, to give investment instructions as to the investment of contributions made on their behalf among the available investment alternatives (and to receive written confirmation of such instructions); and
(iii)_    are provided or have the opportunity to obtain sufficient information to make informed investment decisions with regard to investment alternatives available under the Plan.

(c)
With respect to any Subfund consisting of Employer Securities and intended to satisfy the requirements of section 404(c) of ERISA, (i) Participants, Beneficiaries and Alternate Payees shall be entitled to all voting, tender and other rights appurtenant to the ownership of such securities, (ii) procedures shall be established to ensure the confidential exercise of such rights, except to the extent necessary to comply with federal and state laws not preempted by ERISA, and (iii) the Committee or other fiduciary designated by the Committee shall ensure the sufficiency of and compliance with such confidentiality procedures.

Any investment instruction given by a Participant, Beneficiary, or Alternate Payee pursuant to this section 4.1.5 of the Plan shall be made in accordance with the provisions set forth in the Trust.
4.2.    Valuation and Adjustment of Accounts    .
4.2.1.    Valuation of Fund    . The Trustee shall value the Fund pursuant to the terms of the Trust Agreement.
4.2.2.    Adjustment of Accounts    . The Principal Sponsor shall cause the value of each Account or portion of an Account invested in a particular Subfund (including undistributed Total Accounts) to be increased (or decreased) from time to time for distributions, contributions, investment gains (or losses) and expenses charged to the Account.
4.2.3.    Rules    . The Committee shall establish additional rules for the adjustment of Accounts, including the times when contributions shall be credited under Section 3 for the purposes of allocating gains or losses under this Section 4.
4.3.    Investment in Employer Securities    .
4.3.1.    Entegris Stock Subfund    . In addition to the Subfunds created pursuant to Section 4.1, the Trustee shall also maintain at least one Subfund which shall be invested in Employer Securities and which shall be known as the Entegris Stock Subfund. The initial balance of the Entegris Stock Subfund shall consist of Employer Securities (and such cash, if any) transferred from the Employee Stock Ownership Plan sponsored by Entegris (as a Minnesota corporation, now a Delaware corporation) to an ESOP Account under this Plan on or about August 1, 2005. No portion of a Participant’s or Beneficiary’s Account other than the ESOP Account may be invested in the Entegris Stock Subfund. The primary purpose of the Entegris Stock Subfund is to benefit Participants and Beneficiaries by retaining for them, individually and collectively, a position of equity ownership in the Principal Sponsor and not by producing retirement income or investment gains. The Trustee shall not be permitted to borrow or use the proceeds of any exempt loan (as defined in section 54.4975‑7 of the Treasury Regulations) for the purpose of acquiring Employer Securities to be held in the Entegris Stock Subfund.
4.3.2.    Dividends    . Cash dividends, if any, paid on Employer Securities in the Entegris Stock Subfund shall be paid to Participants in proportion to their Entegris Stock Subfund balances on the applicable record date. Cash dividends paid on Employer Securities may not be reinvested in Employer Securities. Distributions of dividend payments shall not be considered distributions under Section 7 or Appendix F.
4.3.3.    Diversification Election    . Each Participant and Beneficiary will be permitted to sell shares of the Entegris Stock Subfund at any time, in accordance with operational rules established by the Committee (which shall comply with Section 4.1.5(c)) and reinvest all or a portion of the ESOP Account in the other Subfunds established under Section 4.1. That portion of a Participant’s ESOP Account which is transferred from the Entegris Stock Subfund to another Subfund cannot be reinvested in the Entegris Stock Subfund. All diversification elections authorized pursuant to this Section 4.3.3 shall be made in accordance with such rules established by the Committee regarding the form of such election, the manner of filing such election (including telephonic, electronic or similar methods) and the information required to be furnished in connection with such election. Notwithstanding the foregoing, in no event shall this Section 4.3.3 be applied to prevent a Participant who has attained age 55 and has, cumulatively, at least 10 years of participation in the Plan and the Entegris, Inc. Employee Stock Ownership Plan, from directing the Plan to transfer investment in the Entegris Stock Subfund into any of at least three (3) investment Subfunds offered by the Plan in accordance with section 401(a)(28)(B) of the Code.
4.3.4.    Voting of Employer Securities; Tender Offers for Employer Securities    . All voting and tender rights with respect to Employer Securities shall be governed by the Trust Agreement.

SECTION 5

VESTING
5.1.    Employer Profit Sharing Account and Pension Account    .
5.1.1.    Graduated Vesting    . Except as hereinafter provided, the Vested portion of each Participant’s Employer Profit Sharing Account and Pension Account shall be determined in accordance with the following schedule:
When the Participant Has    The Vested Portion of the
Completed the Following    Participant’s Employer Profit Sharing
Years of Vesting Service:    Account and Pension Account Will Be:
Less than 2 years    0%
2 years but less than 3 years    25%
3 years but less than 4 years    50%
4 years but less than 5 years    75%
5 years or more    100%
Notwithstanding the foregoing, a Participant who performs at least one Hour of Service on or after January 1, 2014, shall be fully (100%) vested in his Employer Profit Sharing Account and Pension Account.

5.1.2.    Full Vesting    . Notwithstanding any of the foregoing provisions for vesting of Employer Profit Sharing Accounts and Pension Accounts, the entire Employer Profit Sharing Account and Pension Account of each Participant shall become fully (100%) vested upon the earliest occurrence of any of the following events while in the employment of the Employer or an Affiliate:

(a)	the Participant’s death,

(b)	the Participant’s attainment of Normal Retirement Age,

(c)	the Participant’s Disability,

(d)	a partial termination of the Plan which is effective as to the Participant, or

(e)	a complete termination of the Plan or a complete discontinuance of Employer contributions hereto.
5.1.3.    Full Vesting Upon Plan Termination Before Forfeiture Event    . If a Participant is not in the employment of the Employer or an Affiliate upon a complete termination of the Plan or a complete discontinuance of Employer contributions hereto, then the Participant’s Employer Profit Sharing Account and Pension Account shall become fully (100%) vested if, on the date of such termination or discontinuance, such Participant has not had a “forfeiture event” as described in Section 6.2.1 of the Plan.
5.1.4.    Special Rule for Partial Distributions    . If a distribution is made of less than the entire Employer Profit Sharing Account or Pension Account of a Participant who is not then fully (100%) vested, then until the Participant’s Employer Profit Sharing Account or Pension Account becomes fully (100%) vested or until the Participant incurs five (5) or more consecutive One‑Year Breaks in Service, whichever first occurs, (i) a separate account shall be established for the portion of the Employer Profit Sharing Account or Pension Account not so distributed and (ii) the Participant’s Vested interest in such account at any relevant time shall not be less than an amount (“X”) determined by the formula: X = P(B + (R x D)) ‑ (R x D). For the purpose of applying the formula, “P” is the Vested percentage at the relevant time (determined pursuant to Section 5); “B” is the separate account balance at the relevant time; “D” is the amount of the distribution; and “R” is the ratio of the separate account balance at the relevant time to the Employer Profit Sharing Account or Pension Account balance immediately after distribution.
5.1.5.    Effect of Break on Vesting    . If a Participant who is not fully (100%) vested incurs a Period of Severance of five (5) years, returns to Recognized Employment and is thereafter eligible for any additional allocation of Employer contributions, the Participant’s undistributed Employer Profit Sharing Account or Pension Account, if any, attributable to Employer contributions allocated as of a date before such Period of Severance of five (5) years and the Participant’s new Employer Profit Sharing Account attributable to Employer contributions allocated as of a date after such Period of Severance of five (5) years shall be separately maintained for vesting purposes until the Participant is fully (100%) Vested.
5.2.    Other Accounts    . Each Participant’s Retirement Savings Account, Roth Account, Employer Matching Account, ESOP Account, QNEC Account, Rollover Account, Roth Rollover Account, and After-Tax Account shall be fully (100%) vested at all times.

SECTION 6

MATURITY
6.1.    Events of Maturity    . A Participant’s Vested Total Account shall mature and shall become distributable in accordance with Section 7 upon the earliest occurrence of any of the following events while in the employment of the Employer or an Affiliate:

(a)	the Participant’s death,

(b)	the Participant’s severance from employment, whether voluntary or involuntary,

(c)
the attainment of age seventy and one‑half (70½) years by a Participant who is a five percent (5%) owner (as defined in Appendix B) at any time during the year in which the Participant attained age seventy and one‑half (70½) years and the crediting of any amounts to such a Participant’s Account after such time, or

(d)	the Participant’s Disability;
provided, however, that a transfer from Recognized Employment to employment with the Employer that is other than Recognized Employment or a transfer from the employment of one Employer participating in the Plan to another such Employer or to any Affiliate shall not constitute an Event of Maturity.
6.2.    Forfeitures    .
6.2.1.    Forfeiture of Nonvested Portion of Accounts    . Following the occurrence of a Participant’s Event of Maturity, the non‑Vested portion of the Participant’s Employer Profit Sharing Account or Pension Account, if any, shall be forfeited as soon as administratively practicable on or after the Participant’s forfeiture event. A forfeiture event shall occur with respect to a Participant upon the earliest of:

(a)	a Period of Severance of five (5) years,

(b)	the distribution after an Event of Maturity to (or with respect to) a Participant of the entire Vested portion of the Total Account of the Participant,

(c)	the death of the Participant at a time and under circumstances which do not entitle the Participant to be fully (100%) Vested in the Participant’s Total Account, or

(d)	the Event of Maturity of a Participant who has no Vested interest in the Participant’s Total Account.
6.2.2.    Restoration Upon Rehire After Forfeiture    . If the Participant returns to Recognized Employment with the Employer or an Affiliate after the non‑Vested portion of the Participant’s Employer Profit Sharing Account or Pension Account has been forfeited and before the Participant has incurred a Period of Severance of five (5) years, the amount so forfeited shall be restored to the Participant’s Employer Profit Sharing Account or Pension Account as of the Valuation Date coincident with or next following the date the Participant returns (without adjustment for gains or losses after such forfeiture).
6.2.3.    Use of Forfeitures    . Forfeitures shall be used to reduce Employer contributions and, to the extent remaining, to pay Plan expenses. Forfeitures shall not be used to increase benefits; provided, that any forfeitures remaining at the termination of the Plan shall be considered to be a discretionary contribution and shall be allocated pursuant to Section 3.4.

6.2.4.    Source of Restoration    . The amount necessary to make the restoration required under Section 6.2.2 shall come first from the forfeitures of Participants. If such forfeitures are not adequate for this purpose, the rehiring Employer shall make a contribution adequate to make the restoration (in addition to any contributions made under Section 3).

SECTION 7

DISTRIBUTIONS AND LOANS
7.1.    Distributions to Participants Upon Event of Maturity    .
7.1.1.    Application For Distribution Required    . No distribution shall be made from the Plan until the Committee has received an application for distribution from the Participant entitled to receive distribution. The Committee may prescribe rules regarding the form of such application, the method of filing such application (including telephonic, electronic or similar methods) and the information required to be furnished in connection with such application.

(a)
Exception for Small Amounts. If a Participant whose Vested Total Account does not exceed One Thousand Dollars ($1,000) incurs an Event of Maturity, then such Vested Total Account shall be distributed automatically in a single lump sum as soon as administratively practicable following such Event of Maturity without an application for distribution. A Participant who has no Vested interest in the Participant’s Total Account as of the Participant’s Event of Maturity shall be deemed to have received an immediate distribution of the Participant’s entire interest in the Plan as of such Event of Maturity.

(b)
Exception for Required Minimum Distributions. Any Vested Total Account for which no application has been timely received on or before the required beginning date effective as to a Participant under Section 7.1.5 or Section 7.1.6, shall be distributed in accordance with Section 7.7 of the Plan without an application for distribution.

7.1.2.    Spousal Consent Not Required    . The consent of a Participant’s spouse shall not be required to make distributions from the Plan (except for distributions from the Pension Account as set forth in Appendix E to the Plan).
7.1.3.    Form of Distribution    . The only form of distribution available under this Plan is a lump sum payment (except required minimum distributions made pursuant to Sections 7.1.1(b) and 7.7 of the Plan and distributions from the Pension Account as set forth in Appendix E to the Plan).
7.1.4.    Time of Distribution    . Upon the receipt of a proper application from the Participant requesting distribution after an Event of Maturity, and after the right of the Participant to receive a distribution has been established, the Committee shall cause the Trustee to determine the value of the Participant’s Vested Total Account and to make distribution of such Vested Total Account in a single lump sum as soon as administratively practicable after the Participant requests a distribution. No distribution, however, shall be made as of a Valuation Date preceding the date the Participant’s application is received by the Committee.
7.1.5.    Required Beginning Date for Non‑Five Percent (5%) Owners    ‑. Notwithstanding the foregoing, distribution to the Participant shall be made not later than the required beginning date, which is the later of (i) the April 1 following the calendar year in which the Participant attains age seventy and one‑half (70½) years, or (ii) the April 1 following the calendar year in which the Participant terminates employment.
7.1.6.    Required Beginning Date for Five Percent (5%) Owners    . Notwithstanding any other provision of the Plan, if the Participant is a five percent (5%) owner (as defined in Appendix B) at any time during the Plan Year in which such Participant attains age seventy and one‑half (70½) years, distribution shall not be made later than the April 1 following the calendar year in which the Participant attains age seventy and one‑half (70½) years.
7.1.7.    Effect of Reemployment    . If a Participant is reemployed by the Employer or an Affiliate before the Participant attains Normal Retirement Age and before distribution is completed, the Participant’s Vested Total Account shall continue to be held in the Fund until the Participant incurs another Event of Maturity after the Participant’s reemployment. It is the general intent of this Plan that no distributions shall be made before the Normal Retirement Age of a Participant while the Participant is employed by the Employer or an Affiliate.
7.1.8.    Death Prior to Distribution    . If a Participant dies after the Participant’s Event of Maturity but before distribution of the Participant’s Vested Total Account has been completed, the undistributed Vested Total Account shall be distributed to the Participant’s Beneficiary as provided in Section 7.3 and Appendix E to the Plan.
7.2.    In‑Service Distributions and Hardship Distributions    ‑.
7.2.1.    Age 59½ Distributions    . A Participant may receive a distribution while employed from the vested portion of the Accounts listed in (b) below if the Participant has attained age fifty‑nine and one‑half (59½) years. To receive such a distribution, the Participant must apply to the Committee. In the application, the Participant shall specify the dollar amount to be distributed. Such distribution shall be approved by the Committee and such distribution shall be made in a lump sum cash payment as soon as administratively practicable following the approval of the application by the Committee.

(a)	Spousal Consent Not Required. Spousal consent shall not be required to make an age 59½ distribution to a married Participant.

(b)
Accounting for Age 59½ Distributions. In the application, the Participant shall specify the extent to which the age 59½ distribution is to be made from his Roth Account. Except to the extent the Participant has specified that the age 59½ distribution is to be made from the Participant’s Roth Account, any such distribution shall be taken pro rata from the following Accounts of the Participant:

Rollover Account
Employer Matching Account
Employer Profit Sharing Account
Retirement Savings Account
QNEC Account.

(c)
Coordination with Section 4.1. If a distribution is made from an Account which is invested in more than one (1) Subfund authorized and established under Section 4.1, the amount distributed shall be charged to each Subfund in the same proportions as the Account is invested in each Subfund.

7.2.2.    Hardship Distributions    . A Participant may receive a hardship distribution while employed from the Accounts listed in (e) below if the Committee determines that such hardship distribution is for one of the purposes described in (a) below and the conditions in (b) and (d) below have been fulfilled. To receive such a distribution, the Participant must apply to the Committee. In the application, the Participant shall specify the dollar amount to be distributed. Such hardship distribution shall be approved by the Committee and such hardship distribution shall be made in a lump sum cash payment as soon as administratively practicable following the approval of the application by the Committee.

(a)	Purposes. Hardship distributions shall be allowed under Section 7.2.2 of the Plan only if the Participant establishes that the hardship distribution is to be made for one of the following purposes:

(i)
expenses for (or necessary to obtain) medical care for the Participant, the Participant’s spouse or any dependents of the Participant (as defined in section 152 of the Code and without regard to sections 152(b)(1), 152(b)(2) and 152(d)(1)(B) of the Code) that would be deductible under section 213(d) of the Code (determined without regard to whether the expenses exceed seven and one-half (7.5%) of adjusted gross income),

(ii)	costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments),

(iii)
payment of tuition, room and board and related educational fees for the next twelve (12) months of post‑secondary education for the Participant, or the Participant’s spouse, children or dependents (as defined in section 152 of the Code and without regard to sections 152(b)(1), 152(b)(2) and 152(d)(1)(B) of the Code),

(iv)	payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage of that principal residence;

(v)
payments for burial or funeral expenses of the Participant’s deceased parent, spouse, children or dependents (as defined in section 152 of the Code and without regard to section 152(d)(1)(B) of the Code), or

(vi)
expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under section 165 of the Code (determined without regard to whether the loss exceeds ten percent (10%) of adjusted gross income).

Such purposes shall be considered to be an immediate and heavy financial need of the Participant.

(b)
Limitations. In no event shall the cumulative amount of hardship distributions withdrawn exceed the amount of contributions to a Participant’s Retirement Savings Account or Roth Account made pursuant to Section 3.2 (i.e., hardship distributions shall not include any earnings on such contributions or any qualified nonelective contributions (as defined under section 401(m)(4)(C)) or earnings on such qualified nonelective contributions). The amount of the hardship distribution shall not exceed the amount of the Participant’s immediate and heavy financial need; provided, however, that the amount of the immediate and heavy financial need may include amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. In addition, a hardship distribution which includes a portion of the Participant’s Retirement Savings Account or Roth Account shall not be allowed unless the Participant has obtained all distributions, including distribution of ESOP dividends under section 404(k) of the Code but not including other hardship distributions, and all nontaxable loans (at the time of the loan) currently available under all plans maintained by the Employer and Affiliates. Other funds are not currently available unless the funds are available prior to or coincidently with the date the hardship distribution is available.

(c)	Spousal Consent Not Required. Spousal consent shall not be required to make a hardship distribution to a married Participant.

(d)
Coordination with Other Plans. The Participant’s Retirement Savings Election and elective contributions and employee contributions under all other plans maintained by the Employer and Affiliates shall be canceled for six (6) months after receipt of a hardship distribution. Following the completion of that six (6) month period the Participant’s Retirement Savings Election shall be automatically reinstated, provided the Participant is in Recognized Employment on that date. For the purposes of this Section 7.2.2(d), all other plans maintained by the Employer and Affiliates shall mean all qualified and nonqualified plans of deferred compensation maintained by the Employer and Affiliates (including stock option, stock purchase or similar plans).

(e)	Sequence of Accounts. Each hardship distribution made pursuant to this Section 7.2.2 shall first be taken from and charged to the Participant’s Accounts in the following sequence:
Retirement Savings Account
Roth Account.

(f)
Coordination with Section 4.1. If the hardship distribution is made from a Retirement Savings Account or a Roth Account which is invested in more than one (1) Subfund authorized and established under Section 4.1, the amount withdrawn shall be charged to each Subfund in the same proportions as the Retirement Savings Account is invested in each Subfund.

7.2.3.    General In‑Service Withdrawals‑. A Participant who is an employee may receive an in‑service withdrawal from time to time from the Accounts listed in Section 7.2.3(b) of the Plan. To receive such a distribution, the Participant must apply to the Committee. In the application, the Participant shall specify the dollar amount to be distributed. Such distribution shall be approved by the Committee and such distribution shall be made in a lump sum cash payment as soon as administratively practicable following the approval of the application by the Committee.

(a)
Limitations. The following rules and limitations shall apply to in‑service withdrawals. No in‑service withdrawal shall be made from any portion of a Participant’s Total Account that is invested in a self‑managed brokerage Subfund authorized and established under Section 4.1 of the Plan. No in‑service withdrawal shall be made from any portion of a Participant’s Total Account that consists of the unpaid balance of any outstanding loans of the Participant under Section 7 of the Plan.

(b)
Accounting for In-Service Distributions. In the application, the Participant shall specify the extent to which the in-service distribution is to be made from the Participant’s After-Tax Account. Except to the extent the Participant has specified that the in-service distribution is to be made from the Participant’s After-Tax Account, any such distribution shall first be taken from and charged to the Participant’s Accounts in the following sequence:

Rollover Account
Roth Rollover Account.
Any general in‑service distribution shall be deemed to have been taken from a combination of (i) the Participant’s after‑tax contributions to the After‑Tax Account, to the extent of the aggregate amount thereof not previously withdrawn, and (ii) the earnings in the After‑Tax Account and all contributions and all earnings in all other Accounts. The portion of each such in‑service withdrawal that is deemed to be earnings will be in the same ratio as the earnings in the After‑Tax Account and all contributions and all earnings in all other Accounts bear to the Total Account.

(c)
Investment in More Than One Subfund. If an in‑service withdrawal is made from an Account which is invested in more than one (1) Subfund, the amount withdrawn shall be charged to each Subfund in the same proportions as the Account (minus any portion of the Account invested in a self‑managed brokerage Subfund) is invested in each Subfund.

7.2.4.	Withdrawals During Military Leave

(a)
30-Day Leave Withdrawal. A Participant who is on active military duty (as defined under Code Section 3401(h)(2)(A)) for more than thirty (30) days (“Military Leave Participant”) shall be eligible to elect to receive a distribution of all or a portion of his Retirement Savings Account, QNEC Account, Employer Matching Account, and Roth Account (in that order) pursuant to this Section 7.2.4.(a). In the event of an election by the Military Leave Participant under this section 7.2.4.(a), the Trustee shall, upon direction of the Plan Administrator, distribute all or a portion of such Participant’s Retirement Savings Account, QNEC Account, Employer Matching Account, and Roth Account (in that order) during such leave. However, a Military Leave Participant who elects to receive a distribution under this Section 7.2.4.(a) shall be prohibited from making Elective Contributions to the Plan for the six (6) month period beginning on the date of the distribution. A distribution pursuant to this Section 7.2.4.(a) shall be made from the above-referenced accounts in the order listed.

(b)
Qualified Reservist Distribution. A Participant who, by reason of being a member of a reserve component (as defined in Section 101 of Title 37 of the U.S. Code), is ordered or called to active duty for a period in excess of 179 days or for an indefinite period may request a distribution of all or a portion of his Retirement Savings Account and his Roth Account; provided that such distribution is made during the period that begins on the date of such order, and ends at the close of the active military duty period. A distribution pursuant to this Section 7.2.4.(b) shall be made first from the Participant’s Retirement Savings Account, and then from his Roth Account.

7.3.    Distributions to Beneficiary    .
7.3.1.    Application For Distribution Required    . No distribution shall be made from the Plan until the Committee has received an application for distribution from the Beneficiary of a Participant entitled to receive distribution. The Committee may prescribe rules regarding the form of such application, the method of filing such application (including telephonic, electronic or similar methods) and the information required to be furnished in connection with such application.

(a)
Exception for Small Amounts. Upon the death of a Participant whose Vested Total Account does not exceed One Thousand Dollars ($1,000), such Participant’s Vested Total Account shall be distributed to the Beneficiary in a single lump sum as soon as administratively practicable following such Participant’s death without an application for distribution.

(b)
Exception for Required Minimum Distributions. Any Vested Total Account for which no application has been timely received on or before the required beginning date effective as to a Beneficiary under Section 7.3.4, shall be distributed in accordance with Section 7.7 of the Plan without an application for distribution.

7.3.2.    Form of Distribution    . The only form of distribution available under this Plan is a lump sum payment (except for required minimum distributions made pursuant to Section 7.3.1(b) and Section 7.7 of the Plan).
7.3.3.    Time of Distribution    . Upon the receipt of a proper application for distribution from the Beneficiary after the Participant’s death, and after the right of the Beneficiary to receive a distribution has been established, the Committee shall cause the Trustee to determine the value of the Participant’s Vested Total Account and to make distribution of such Vested Total Account in a single lump sum as soon as administratively practicable after the Beneficiary requests a distribution. No distribution, however, shall be made as of a Valuation Date preceding the date the Beneficiary’s application is received by the Committee.
7.3.4.    Required Beginning Date    . Notwithstanding any other provision of the Plan, distribution to the Beneficiary of a Participant shall be made in accordance with Section 7.7 of the Plan.
7.4.    Designation of Beneficiaries    .
7.4.1.    Right To Designate    . Each Participant may designate, upon forms to be furnished by and filed with the Committee, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified part of the Participant’s Vested Total Account in the event of the Participant’s death. The Participant may change or revoke any such designation from time to time without notice to or consent from any Beneficiary or spouse. No such designation, change or revocation shall be effective unless executed by the Participant and received by the Committee during the Participant’s lifetime.
7.4.2.    Spousal Consent    . Notwithstanding the foregoing, a designation will not be valid for the purpose of paying benefits from the Plan to anyone other than a surviving spouse of the Participant (if there is a surviving spouse) unless that surviving spouse consents in writing to the designation of another person as Beneficiary. To be valid, the consent of such spouse must be in writing, must acknowledge the effect of the designation of the Beneficiary and must be witnessed by a notary public. The consent of the spouse must be to the designation of a specific named Beneficiary which may not be changed without further spousal consent, or alternatively, the consent of the spouse must expressly permit the Participant to make and to change the designation of Beneficiaries without any requirement of further spousal consent. The consent of the spouse to a Beneficiary is a waiver of the spouse’s rights to death benefits under the Plan. The consent of the surviving spouse need not be given at the time the designation is made. The consent of the surviving spouse need not be given before the death of the Participant. The consent of the surviving spouse will be required, however, before benefits can be paid to any person other than the surviving spouse. The consent of a spouse shall be irrevocable and shall be effective only with respect to that spouse.
7.4.3.    Failure of Designation    . If a Participant:

(a)	fails to designate a Beneficiary,

(b)	designates a Beneficiary and thereafter such designation is revoked without another Beneficiary being named, or

(c)	designates one or more Beneficiaries and all such Beneficiaries so designated fail to survive the Participant, such Participant’s Vested Total Account, or the part thereof as to which such Participant’s designation fails, as the case may be, shall be payable to the first class of the following classes of automatic Beneficiaries with a member surviving the Participant and (except in the case of the Participant’s surviving issue) in equal shares if there is more than one member in such class surviving the Participant:
Participant’s surviving spouse
Participant’s surviving issue per stirpes and not per capita
Participant’s surviving parents
Participant’s surviving brothers and sisters
Representative of Participant’s estate.

7.4.4.    Disclaimers by Beneficiaries    . A Beneficiary entitled to a distribution of all or a portion of a deceased Participant’s Vested Total Account may disclaim his or her interest therein subject to the following requirements. To be eligible to disclaim, a Beneficiary must be a natural person, must not have received a distribution of all or any portion of a Vested Total Account at the time such disclaimer is executed and delivered, and must have attained at least age twenty‑one (21) years as of the date of the Participant’s death. Any disclaimer must be in writing and must be executed personally by the Beneficiary before a notary public. A disclaimer shall state that the Beneficiary’s entire interest in the undistributed Vested Total Account is disclaimed or shall specify what portion thereof is disclaimed. To be effective, duplicate original executed copies of the disclaimer must be both executed and actually delivered to both the Committee and to the Trustee after the date of the Participant’s death but not later than nine (9) months after the date of the Participant’s death. A disclaimer shall be irrevocable when delivered to both the Committee and the Trustee. A disclaimer shall be considered to be delivered to the Committee or the Trustee only when actually received by the Committee or the Trustee (and in the case of a corporate Trustee, shall be considered to be delivered only when actually received by a trust officer familiar with the affairs of the Plan). The Committee (and not the Trustee) shall be the sole judge of the content, interpretation and validity of a purported disclaimer. Upon the filing of a valid disclaimer, the Beneficiary shall be considered not to have survived the Participant as to the interest disclaimed. A disclaimer by a Beneficiary shall not be considered to be a transfer of an interest in violation of the provisions of Section 8 of the Plan and shall not be considered to be an assignment or alienation of benefits in violation of federal law prohibiting the assignment or alienation of benefits under this Plan. No other form of attempted disclaimer shall be recognized by either the Committee or the Trustee.
7.4.5.    Definitions    . When used herein and, unless the Participant has otherwise specified in the Participant’s Beneficiary designation, when used in a Beneficiary designation, “issue” means all persons who are lineal descendants of the person whose issue are referred to, subject to the following:

(a)	a legally adopted child and the adopted child’s lineal descendants always shall be lineal descendants of each adoptive parent (and of each adoptive parent’s lineal ancestors);

(b)
a legally adopted child and the adopted child’s lineal descendants never shall be lineal descendants of any former parent whose parental rights were terminated by the adoption (or of that former parent’s lineal ancestors); except that if, after a child’s parent has died, the child is legally adopted by a stepparent who is the spouse of the child’s surviving parent, the child and the child’s lineal descendants shall remain lineal descendants of the deceased parent (and the deceased parent’s lineal ancestors);

(c)
if the person (or a lineal descendant of the person) whose issue are referred to is the parent of a child (or is treated as such under applicable law) but never received the child into that parent’s home and never openly held out the child as that parent’s child (unless doing so was precluded solely by death), then neither the child nor the child’s lineal descendants shall be issue of the person.

“Child” means an issue of the first generation; “per stirpes” means in equal shares among living children of the person whose issue are referred to and the issue (taken collectively) of each deceased child of such person, with such issue taking by right of representation of such deceased child; and “survive” and “surviving” mean living after the death of the Participant.
7.4.6.    Special Rules    . Unless the Participant has otherwise specified in the Participant’s Beneficiary designation, the following rules shall apply:

(a)
If there is not sufficient evidence that a Beneficiary was living at the time of the death of the Participant, it shall be deemed that the Beneficiary was not living at the time of the death of the Participant.

(b)
The automatic Beneficiaries specified in Section 7.4.3 and the Beneficiaries designated by the Participant shall become fixed at the time of the Participant’s death so that, if a Beneficiary survives the Participant but dies before the receipt of all payments due such Beneficiary hereunder, such remaining payments shall be payable to the representative of such Beneficiary’s estate.

(c)
If the Participant designates as a Beneficiary the person who is the Participant’s spouse on the date of the designation, either by name or by relationship, or both, the dissolution, annulment or other legal termination of the marriage between the Participant and such person shall automatically revoke such designation. (The foregoing shall not prevent the Participant from designating a former spouse as a Beneficiary on a form executed by the Participant and received by the Committee after the date of the legal termination of the marriage between the Participant and such former spouse, and during the Participant’s lifetime.)

(d)
Any designation of a nonspouse Beneficiary by name that is accompanied by a description of relationship to the Participant shall be given effect without regard to whether the relationship to the Participant exists either then or at the Participant’s death.

(e)
Any designation of a Beneficiary only by statement of relationship to the Participant shall be effective only to designate the person or persons standing in such relationship to the Participant at the Participant’s death.

A Beneficiary designation is permanently void if it either is executed or is filed by a Participant who, at the time of such execution or filing, is then a minor under the law of the state of the Participant’s legal residence. The Committee (and not the Trustee) shall be the sole judge of the content, interpretation and validity of a purported Beneficiary designation.
7.5.    General Distribution Rules    .
7.5.1.    Notices    . The Committee will issue such notices as may be required under sections 402(f), 411(a)(11) and other sections of the Code in connection with distributions from the Plan. For all notices given in Plan Years beginning on or after January 1, 2007, such notification shall also include a description of the consequences of failing to defer receipt of a distribution. No distribution will be made unless it is consistent with such notice requirements. Generally, distributions may not commence as of a date that is more than ninety (90) days or less than thirty (30) days after such notices are given to the Participant. Distribution may commence less than thirty (30) days after the notice required under section 1.411(a)‑11(c) of the income tax regulations or the notice required under section 1.402(f)‑1 of the income tax regulations is given, provided however, that:

(a)	the Committee clearly informs the distributee that the distributee has a right to a period of at least thirty (30) days after receiving such notices to consider whether or not to elect distribution;

(b)	the distributee, after receiving the notice, affirmatively elects a distribution; and

(c)	the distributee may revoke an affirmative distribution election by notifying the Committee of such revocation prior to the date as of which such distribution is to be made.
7.5.2.    Direct Rollover    . A distributee who is eligible to elect a direct rollover may elect, at the time and in the manner prescribed by the Committee, to have all or any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. A distributee who is eligible to elect a direct rollover includes a Participant, a Beneficiary, and a Participant’s spouse or former spouse who is the Alternate Payee under a qualified domestic relations order.

(a)
Eligible rollover distribution means any distribution of all or any portion of a Vested Total Account to a distributee who is eligible to elect a direct rollover except (i) any distribution that is one of a series of substantially equal installments payable monthly, quarterly or annually over a period of time not extending beyond the remaining life expectancy of such distributee or pursuant to the applicable table under section 1.401(a)(9)‑9 of the income tax regulations, and (ii) any distribution that is one of a series of substantially equal installments payable not less frequently than annually over a specified period of ten (10) years or more, and (iii) any distribution to the extent of such distribution is required under section 401(a)(9) of the Code, and (iv) any hardship distribution, and (v) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(b)
Eligible retirement plan means (i) an individual retirement account described in section 408(a) of the Code, or (ii) an individual retirement annuity described in section 408(b) of the Code, or (iii) a plan described in section 403(a) or section 403(b) of the Code, or (iv) a qualified trust described in section 401(a) of the Code that accepts the eligible rollover distribution, or (v) eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a Beneficiary who is the surviving spouse of a Participant or to a spouse or former spouse who is an Alternate Payee.

(c)	Direct rollover means the payment of an eligible rollover distribution by the Plan to the eligible retirement plan specified by the distributee who is eligible to elect a direct rollover.

(d)
After‑Tax Contributions and Roth Contributions. To the extent a distribution consists in part of after‑tax employee contributions which are not includible in gross income, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or 408(b) of the Code, or to a qualified trust described in section 401(a) of the Code or to an annuity contract described in section 403(b) of the Code, if such trust or contract provides for separate accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. To the extent a distribution consists of Roth Contributions, such portion may be transferred only to a Roth IRA described in section 408A of the Code, or to another designated Roth account described in section 402A of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(e)
Special Rule For Nonspouse Beneficiaries. A distributee who is a Beneficiary and who is not the surviving spouse of a Participant or an alternate payee may elect, at the time and the manner prescribed by the Committee, to have all or any portion of such distributee’s benefit paid directly in a trustee‑to‑trustee transfer to an individual retirement account or annuity described in sections 408(a) or (b) of the Code, which is treated as an inherited individual retirement account or annuity within the meaning of section 408(d)(3)(C) of the Code. Any distribution to a nonspouse Beneficiary which is payable prior to January 1, 2010, shall not be subject to the direct rollover requirements of section 401(a)(31) of the Code and the notice requirements of section 402(f) of the Code. Any distribution to a nonspouse Beneficiary which is payable on or after January 1, 2010, shall be subject to the direct rollover requirements of section 401(a)(31) of the Code and the notice requirements of section 402(f) of the Code.

(f)	Qualified Rollover Contribution to Roth IRA. A distributee may elect to have all or a portion of an eligible rollover distribution rolled over to a Roth IRA described in section 408A of the Code.
7.5.3.    Distribution in Cash    . Except as provided in Appendix F, distribution of a Participant’s Vested Total Account shall be made in cash. If, however, the Vested Total Account:
(a)    consists in whole or in part of a Participant’s unpaid promissory note and the distributee elects distribution in kind pursuant to a direct rollover to another tax-qualified plan; or
(b)    is in whole or in part invested in investments for which the distributee elects distribution in kind pursuant to a direct rollover to another tax-qualified plan (to the extent that no administrative issues prevent such request from being accommodated), or
(c)    is in whole or in part invested in an individual Subfund under Section 4.1.2 and the distributee elects distribution in kind (to the extent the investment provides for in-kind distributions), the Trustee shall cause distribution of that portion of the Vested Total Account to be made in kind.
7.5.4.    Facility of Payment    . In case of the legal disability, including minority, of a Participant, Beneficiary or Alternate Payee entitled to receive any distribution under the Plan, payment shall be made, if the Committee shall be advised of the existence of such condition:

(a)	to the duly appointed guardian, conservator or other legal representative of such Participant, Beneficiary or Alternate Payee, or

(b)
to a person or institution entrusted with the care or maintenance of the incompetent or disabled Participant, Beneficiary or Alternate Payee, provided, however, such person or institution has satisfied the Committee that the payment will be used for the best interest and assist in the care of such Participant, Beneficiary or Alternate Payee, and provided further, that no prior claim for said payment has been made by a duly appointed guardian, conservator or other legal representative of such Participant, Beneficiary or Alternate Payee.

Any payment made in accordance with the foregoing provisions of this Section shall constitute a complete discharge of any liability or obligation of the Employer, the Committee, the Trustee and the Fund therefore.
7.6.    Loans    . The provisions of this Section shall be subject to the following rules, conditions and limitations:
7.6.1.    Availability    . Loans shall be made available to all Participants who are either actively employed by the Employer or an Affiliate or on an authorized leave of absence as determined by the Committee, subject to limitations and conditions established under this Section on a reasonably equivalent basis and shall not be made available to Highly Compensated Employees in an amount (expressed as a percentage of the Vested Total Account) greater than is made available to other employees.
7.6.2.    Spousal Consent Not Required    . Spousal consent shall not be required to make a loan to a married Participant.
7.6.3.    Administration    . Loan requests shall be granted or denied solely on the basis of this Section. There shall be no discretion to grant or deny a loan request. Denials shall be processed under the claims procedure rules of the Plan. Loans shall be approved (or denied) by the Committee. The Committee shall be contacted for this purpose at the address shown in the summary plan description. A copy of these rules, loan application forms, specimen promissory notes and any other information that is available concerning loans shall be made available at that address upon request. Loans under this Plan and any other plan maintained by the Employer and all Affiliates will be considered separate loans. Therefore, separate loan applications and promissory notes will need to be completed for loans from this Plan or any other plan. A loan will be made upon completion of a loan application, the execution of a promissory note and the completing of such other forms and the furnishing of such other information as may be required to comply with this Section. The promissory note will be a negotiable instrument. The Trustee will not, however, sell any note. The Committee may prescribe rules regarding the form of such application, the method of filing such application (including telephonic, electronic or similar methods) and the information required to be furnished in connection with such application.
7.6.4.    Loan Terms    . The total amount of such loans to any Participant shall not exceed the lesser of:

(a)	Fifty percent (50%) of the Vested amount of that Participant’s Total Account, or

(b)	Fifty Thousand Dollars ($50,000);
provided, however, that the Fifty Thousand Dollar ($50,000) limitation shall be reduced by the excess (if any) of: (i) the highest outstanding balance of loans from the Plan (and all other plans of the Employer and all Affiliates) to such Participant during the one‑year period ending on the day before the new loan is made, over (ii) the outstanding balance of all loans from the Plan (and all other plans of the Employer and all Affiliates) to such Participant on the day the new loan is made.
Except for any permitted suspension of payments during a leave of absence, any such loan must be repaid at least monthly in substantially level amounts, including principal and interest, over the term of the loan. Any such loan shall provide that it shall be repaid within a definite period of time to be specified by the Participant in the loan application and the promissory note. That period shall not exceed five (5) years unless such loan is to a Participant and is used to acquire a principal residence for the Participant and then it shall not exceed ten (10) years.
7.6.5.    Collateral    . Every loan made under these rules shall be secured by that portion of the Participant’s Total Account which does not exceed fifty percent (50%) of the sum total of the Participant’s Vested Total Account. This dollar amount shall be determined immediately after the origination of the loan (and shall be reduced by the amount of any unpaid principal and interest on any earlier loan which is similarly secured). This security interest shall exist without regard to whether it is or is not referenced in the loan documents. The Plan shall be permitted to realize on this collateral (as hereinafter provided) by any means including (but not limited to) offset. No other collateral shall be permitted or required.
7.6.6.    Loan Rules    . The Committee may adopt rules for the administration of loans that are not inconsistent with the Plan, including the following rules:

(a)	Loan Amount. Loans will not be made in a principal amount less than One Thousand Dollars ($1,000).

(b)
Interest Rate. The interest rate on any loan shall be equal to the prime rate (the base rate on corporate loans at large United States money center commercial banks) as reported by Reuters or any comparable successor rate so reported on the first business day of the calendar month in which the loan is granted plus one percent (1%).

(c)
Accounting for Loan. For the purpose of determining the extent to which a Total Account is entitled to share in income, gains or losses of the Fund under Section 4, the same shall be deemed to be reduced by the unpaid balance of any outstanding loans to the Participant, and the interest payments on such loans shall be credited to the Participant’s Total Account. If a loan is made to a person who has assets in more than one Account, such loan shall be deemed to have been made from the Accounts pro rata (excluding any portion of the Participant’s Pension Account and ESOP Account). Repayments of principal on loans and payments of interest shall be apportioned among the Accounts from which the loan was made in proportion to the amounts by which the Accounts were initially reduced in order to make the loan. If a loan is made from an Account which is invested in more than one Subfund authorized and established under Section 4.1, the amount withdrawn in order to make the loan shall be charged to each Subfund in the same proportions as the Account is invested in each Subfund. All repayments of principal and interest shall be reinvested in the same manner as contributions under the Participant’s investment elections in effect at the time the repayment is received.

(d)
Payments. All Participants who are actively employed by the Employer shall make payment of loans by monthly or more frequent payroll deduction. The making of the loan shall be considered an irrevocable authorization for payroll deduction. To the extent that the available payroll amount is not sufficient to satisfy the payment obligation, the Participant shall make monthly payment by personal check, cashier’s check, certified check or money order delivered to the Trustee or to the Committee as agent for the Trustee (at the address shown in the Plan’s summary plan description) by the due date for the payment. All payments by Participants who are not actively employed shall be made quarterly by personal check, cashier’s check, certified check or money order delivered to the Trustee or to the Committee as agent for the Trustee at the address shown in the Plan’s summary plan description by the due date for the payment.

(e)	Prepayments. The loan may be prepaid in whole (but not in part) at any time.

(f)
Termination of Employment. The entire outstanding principal and unpaid interest shall be due and payable on the date forty‑five (45) days after the Participant’s termination of employment with the Employer and all Affiliates.

(g)
Death of the Participant. The death of the Participant shall terminate the loan. The unpaid principal and interest due and owing on the date of the Participant’s death shall be offset against the Participant’s Total Account. No payments shall be permitted after the Participant’s death. The tax consequences of the offset shall be reported to the Participant’s estate and not to the Beneficiary.

(h)
Event of Default. Subject to subsection (i) below, nonpayment within thirty (30) days after a payment due date and the existence of a principal balance outstanding as of the term of the loan sixty (60) days after the due date shall be an event of default, unless the loan’s promissory note is distributed in kind pursuant to Section 7.5.4. If a payment is not made by payroll deduction, then payment shall be considered made for this purpose only when the personal check, cashier’s check, certified check or money order is received in fact by the Trustee or the Committee as agent for the Trustee. Upon the occurrence of an event of default, the Participant’s Vested Accounts in the Plan given as security shall be offset by the amount of the then outstanding balance of the loan in default at the end of the calendar quarter following the calendar quarter in which loan payment was discontinued (including, to the extent required under the Code, interest on the amount in default from the time of the default until the time of the offset). In the case of a Participant who has not had an Event of Maturity, however, this offset shall be deferred until an Event of Maturity as to such Participant, but, in the interim, it shall not be possible to cure the default. Such offset shall be automatic. No notice shall be required prior to offset.

(i)
Suspension of Payments During Leave of Absence. If the Participant is on an authorized leave of absence as determined by the Committee, and the Participant’s wages during the leave are less than the amount of the loan payment, then loan payments shall be suspended for a period of up to one (1) year; provided, however, that the Participant’s death while payments are suspended shall nevertheless terminate the loan as provided in subsection (g). Upon the Participant’s return to active employment with the Employer or an Affiliate, the Participant’s loan shall be reamortized so that the unpaid balance of the Participant’s loan will continue to be paid in equal periodic installments each payroll period in amounts sufficient to retire the entire loan indebtedness (principal and interest) by the latest permissible term of the loan (i.e., five years from the date of the loan unless the loan is being applied toward the purchase of the Participant’s principal residence), plus any period of suspension permitted pursuant to the leave of absence; provided, further, that the amount of each periodic installment shall not be less than the amount of each periodic installment prior to the leave of absence. Notwithstanding the foregoing, special rules apply to Participants on leaves of absence covered by the Uniformed Services Employment and Reemployment Rights Act of 1994.

(j)
Miscellaneous. Loans will be made only as of a Valuation Date. No loan shall be made to any Participant who has any loan which is currently in default or any loan which was in default at any time during the preceding twelve (12) months. No Participant shall have more than two (2) loans outstanding.

(k)
Fees. The loan shall be subject to any origination fees charged by the Trustee and approved by the Committee. No loan application shall be approved unless it is accompanied by any required origination fee.

(l)
Rollovers and Transfers of Loans. Pursuant to Section 9.3, the Committee may agree to the transfer of outstanding participant loans under another tax‑qualified plan to this Plan if the transfer is in connection with a corporate acquisition or merger by or with the Principal Sponsor or an Affiliate. The Committee may also authorize that any employee who was formerly employed by a business entity that was acquired by the Principal Sponsor or an Affiliate and who receives an eligible rollover distribution which includes one (1) or more outstanding participant loans shall be permitted to rollover such outstanding participant loans to this Plan. The transfer or direct rollover of an outstanding participant loan shall be permitted only if the participant loan is not in default and the Participant agrees to continue to make loan payments to the Trustee through payroll deductions. The transfer or direct rollover of an outstanding participant loan shall not be considered the issuance of a new loan or the renewal or rewriting of the original loan note. The terms of any outstanding participant loan that is transferred or rolled over to this Plan may differ from the loan provisions in this Section 7.6, including, but not limited to the number of loans and the period of amortization.

7.6.7.    Effect on Distributions    . If any distribution is to be made after an Event of Maturity when a loan is outstanding, the first asset distributed (after offset to satisfy any default) shall be the unpaid promissory note.
7.6.8.    Effect of Participant Bankruptcy    . To the extent required by bankruptcy laws, loans shall be subject to stay, discharge, reinstatement and other matters.
7.6.9.    ERISA Compliance — Loans Available to Parties in Interest    . Loans shall be available to Participants and Beneficiaries who are parties in interest as defined in section 3(14) of ERISA. An Alternate Payee shall be considered a Beneficiary for this purpose only after the domestic relations order has been finally determined to be a qualified domestic relations order.
7.7    Required Minimum Distributions    . Notwithstanding any other provisions of the Plan,

7.7.1.    A Participant’s Vested Total Account shall be distributed, or begin to be distributed, to the Participant not later than the Participant’s required beginning date.

7.7.2.    If the Participant dies before attaining his required beginning date, the Participant’s Vested Total Account shall be distributed to his Beneficiary by the December 31 of the calendar year which contains the fifth (5th) anniversary of the Participant’s death.
7.7.3.    Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 7.7.4 and 7.7.5 of the Plan. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations.

7.7.4.    Amount of Required Minimum Distribution During Participant’s Lifetime.

(a)    During the Participant’s lifetime, the minimum amount that shall be distributed for each distribution calendar year is the lesser of:

(i)
the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(ii)
if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthday in the distribution calendar year.

(b)    Required minimum distributions shall be determined under this Section 7.7.4 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

7.7.5.        Participant Death On or After Attaining Required Beginning Date.

(a)
If the Participant dies on or after attaining his required beginning date and there is a designated beneficiary, the minimum amount that shall be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(i)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)
If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii)
If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the designated beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(b)
If the Participant dies on or after attaining his required beginning date and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that shall be distributed for each calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

7.7.6.        Temporary Waiver of 2009 Required Minimum Distributions. Notwithstanding anything in the Plan to the contrary, pursuant to Code Section 401(a)(9)(H), a temporary waiver of required minimum distributions shall apply for the Plan Year ending December 31, 2009 (the “2009 Plan Year”), and accordingly the requirements of the remainder of the subsections of this Section 7.7 shall not apply for the 2009 Plan Year subject to the following:

(a)	the required beginning date with respect to any individual shall be determined without regard to this Section 7.7 for Plan Years after 2009,

(b)	the 5-year period described in Section 7.7.2 of the Plan shall be determined without regard to the 2009 Plan Year,

(c)
a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (A) equal to the 2009 RMDs or (B) one or more payments in a series of substantially equal distributions (that include 2009 RMDs) made at least annually and expected to last for the life (or the life expectancy) of the Member and the Member’s Beneficiary, or for a period of at least ten years (“Extended 2009 RMDs”), will not receive those distributions unless the Participant chooses to receive such distributions by making a timely election (determined under the rules of the Plan Administrator),

(d)
the payment of 2009 RMDs and Extended 2009 RMDs shall be treated as an eligible rollover distribution for purposes of Code Sections 401(a)(31) and 402(f) or Subsection (a) of Section 8.5 of the Plan, but only to the extent that those amounts are paid with an additional amount that is an eligible rollover distribution without regard to Code Section 401(a)(9)(H), and

(e)
this Section 7.7.6 shall not be construed as providing any waiver for a required minimum distribution for 2008 (even where the Participant or Beneficiary choose to delay receiving the required minimum distributions to April 1, 2009), or for 2010, but shall be construed as providing for a waiver of a required minimum distribution for 2009, even if the Participant or Beneficiary is eligible to postpone taking the required minimum distribution to April 1, 2010.

7.7.7.    For purposes of this Section 7.7 of the Plan --

(a)
“designated beneficiary” means the individual who is designated as the beneficiary under Section 1.1.4 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Treas. Reg. Section 1.401(a)(9)-4;

(b)
“distribution calendar year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 7.7.2 of the Plan. The required minimum distribution for the Participant’s first distribution calendar year shall be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, shall be made on or before December 31 of that distribution calendar year;

(c)	“life expectancy” means life expectancy as computed by use of the Single Life Table in Treas. Reg. Section 1.401(a)(9)-9;

(d)
“Participant’s account balance” means the account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year; and

(e)	“required beginning date” means the required beginning date as defined in Section 7.1.5 and 7.1.6 of the Plan.

SECTION 8

SPENDTHRIFT PROVISIONS
No Participant or Beneficiary shall have any transmissible interest in any Account nor shall any Participant or Beneficiary have any power to anticipate, alienate, dispose of, pledge or encumber the same while in the possession or control of the Trustee, nor shall any Account be subject to attachment, garnishment, execution following judgment or other legal process while in the possession or control of the Trustee, nor shall the Trustee, the Employer or the Committee recognize any assignment thereof, either in whole or in part, except as is specifically permitted under section 401(a)(13) of the Code or the regulations thereunder.
The power to designate Beneficiaries to receive the Vested Total Account of a Participant in the event of death shall not permit or be construed to permit such power or right to be exercised by the Participant so as thereby to anticipate, pledge, mortgage or encumber the Participant’s Account or any part thereof, and any attempt of a Participant so to exercise said power in violation of this provision shall be of no force and effect and shall be disregarded by the Employer, the Committee and the Trustee.
This Section shall not prevent the Employer or the Committee from exercising, in their discretion, any of the applicable powers and options granted to them upon the occurrence of an Event of Maturity, as such powers may be conferred upon them by any applicable provision hereof, nor prevent the Plan from offsetting a Participant’s Vested Total Account by the amount of the then outstanding balance of the loan in default. This Section shall not prevent the Employer or the Committee from observing the terms of a qualified domestic relations order.

SECTION 9

AMENDMENT AND TERMINATION
9.1.    Amendment    . The Principal Sponsor reserves the power to amend the Plan in any respect and either prospectively or retroactively or both;
(a)    in any respect by resolution of its Board of Directors; and
(b)    in any respect that does not materially increase the cost of the Plan by action of the Committee;
provided that no amendment shall be effective to reduce or divest the Total Account of any Participant unless the same shall have been adopted with the consent of the Secretary of Labor pursuant to the provisions of ERISA, or in order to comply with the provisions of the Code and the regulations and rulings thereunder affecting the tax‑qualified status of the Plan and the deductibility of Employer contributions thereto. Notwithstanding the foregoing, no amendment shall be effective to increase the duties of the Trustee without its consent. No oral or written statement shall be effective to amend the Plan unless it is duly authorized by the Board of Directors or the Committee. The power to amend the Plan may not be delegated. Notwithstanding anything in this Plan to the contrary, the Committee may adopt rules to facilitate compliance with the federal securities laws and all regulations and rules thereunder, including Section 16 of the Securities Exchange Act, which rules may limit rights under the Plan for certain Participants.
9.2.    Discontinuance of Contributions and Termination of Plan    . The Principal Sponsor reserves the right to reduce, suspend or discontinue its contributions to the Plan and to terminate the Plan herein embodied in its entirety. Notwithstanding anything in the Plan to the contrary, if the Principal Sponsor applies to the Internal Revenue Service for a ruling that the termination of the Plan does not adversely affect its qualified status, then all distributions (other than required distributions under Sections 7.1.1(b) and 7.3.1(b) of the Plan) and the making of new loans shall be suspended upon termination of the Plan pending the receipt of a favorable determination.
9.3.    Merger or Spinoff of Plans    .
9.3.1.    In General    . The Principal Sponsor may cause all or a part of this Plan to be merged with all or a part of any other plan and may cause all or a part of the assets and liabilities to be transferred from this Plan to another plan. In the case of merger or consolidation of this Plan with, or transfer of assets and liabilities of this Plan to, any other plan, each Participant shall (if such other plan were then terminated) receive a benefit immediately after the merger, consolidation or transfer which is not less than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated). If the Principal Sponsor agrees to a transfer of assets and liabilities to or from another plan, the agreement under which such transfer is concluded (or an amendment of or appendix to the Plan) shall specify the Accounts to which the transferred amounts are to be credited.
9.3.2.    Limitations    . For any asset transfer to this Plan from a tax‑qualified plan which is subject to the joint and survivor annuity and pre‑retirement annuity rules of section 401(a)(11) of the Code, the optional form of benefit requirements of section 411(d)(6)(B)(ii) of the Code or the distribution rules of section 401(k) of the Code, the Committee shall adopt rules to comply with section 411(d)(6)(B)(ii) of the Code. In no event shall assets be transferred from any other plan to this Plan unless this Plan complies (or has been amended to comply) with the optional form of benefit requirements of section 411(d)(6)(B)(ii) of the Code (or, where applicable, the distribution rules of section 401(k) of the Code) with respect to such transferred assets. In no event shall assets be transferred from this Plan to any other plan unless such other plan complies (or has been amended to comply) with the optional form of benefit requirements of section 411(d)(6)(B)(ii) of the Internal Revenue Code and the distribution rules of section 401(k) of the Internal Revenue Code with respect to such transferred assets.
9.3.3.    Beneficiary Designations    . If assets and liabilities are transferred from another plan to this Plan, Beneficiary designations made under that plan shall become void with respect to deaths occurring on or after the date as of which such transfer is made and the Beneficiary designation rules of the Plan shall apply beginning on such date.
9.4.    Adoption by Other Employers    .
9.4.1.    Adoption by Consent    . The Principal Sponsor may consent to the adoption of the Plan by any business entity subject to such conditions as the Principal Sponsor may impose.
9.4.2.    Procedure for Adoption    . Any such adopting business entity shall initiate its adoption of the Plan by delivery of a certified copy of the resolutions of its board of directors (or other authorized body or individual) adopting the Plan to the Principal Sponsor. Upon the consent by the Principal Sponsor to the adoption by the adopting business entity, and the delivery to the Trustee of written evidence of the Principal Sponsor’s consent, the adoption of the Plan by the adopting business entity shall be effective as of the date specified by the Principal Sponsor. If such adopting business entity is not a corporation, any reference in the Plan to its board of directors shall be deemed to refer to such entity’s governing body or other authorized individual.
9.4.3.    Effect of Adoption    . Upon the adoption of the Plan by an adopting business entity as heretofore provided, the adopting business entity shall be an Employer hereunder in all respects. Each adopting business entity, as a condition of continued participation in the Plan, delegates to the Principal Sponsor the sole power and authority over all Plan matters except that the board of directors of each adopting business entity shall have the power to amend the Plan as applied to it by establishing a successor plan to which assets and liabilities may be transferred as provided in Section 9.3 and to terminate the Plan as applied to it. Each reference herein to the Employer shall include the Principal Sponsor and all adopting business entities unless the context clearly requires otherwise.

SECTION 10

DETERMINATIONS — RULES AND REGULATIONS
10.1.    Determinations    . The Committee shall make such determinations as may be required from time to time in the administration of the Plan. The Committee shall have the sole discretion, authority and responsibility to interpret and construe the Plan and to determine all factual and legal questions under the Plan, including but not limited to the entitlement of employees, Participants and Beneficiaries and the amounts of their respective interests. The Trustee and other interested parties may act and rely upon all information reported to them hereunder and need not inquire into the accuracy thereof, nor be charged with any notice to the contrary.
10.2.    Rules and Regulations    . Any rule not in conflict or at variance with the provisions hereof may be adopted by the Committee.
10.3.    Method of Executing Instruments    .
10.3.1.    Employer or Committee    . Information to be supplied or written notices to be made or consents to be given by the Principal Sponsor, the Employer or the Committee pursuant to any provision of the Plan may be signed in the name of the Principal Sponsor or Employer by any officer or by any employee who has been authorized to make such certification or to give such notices or consents or by any Committee member.
10.3.2.    Trustee    . Any instrument or written notice required, necessary or advisable to be made or given by the Trustee may be signed by any Trustee, if all Trustees serving hereunder are individuals, or by any authorized officer or employee of the Trustee, if a corporate Trustee shall be acting hereunder as sole Trustee.
10.4.    Claims Procedure    . Until modified by the Committee, the claims procedure set forth in this Section 10.4 shall be the claims procedure for the resolution of disputes and disposition of claims arising under the Plan. An application for a distribution under Section 7 shall be considered as a claim for the purposes of this Section.
10.4.1.    Original Claim    . Any employee, former employee, or Beneficiary of such employee or former employee may, if the employee, former employee or Beneficiary so desires, file with the Committee a written claim for benefits under the Plan. Within ninety (90) days after the filing of such a claim, the Committee shall notify the claimant in writing whether the claim is upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred eighty days from the date the claim was filed) to reach a decision on the claim. If the claim is denied in whole or in part, the Committee shall state in writing:

(a)	the specific reasons for the denial,

(b)	the specific references to the pertinent provisions of the Plan on which the denial is based,

(c)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and

(d)	an explanation of the claims review procedure set forth in this Section.
10.4.2.    Claims Review Procedure    . Within sixty (60) days after receipt of notice that the claim has been denied in whole or in part, the claimant may file with the Committee a written request for a review and may, in conjunction therewith, submit written issues and comments. Within sixty (60) days after the filing of such a request for review, the Committee shall notify the claimant in writing whether, upon review, the claim was upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred twenty days from the date the request for review was filed) to reach a decision on the request for review.
10.4.3.    General Rules    .

(a)
No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure. The Committee may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Committee upon request.

(b)	All decisions on claims and on requests for a review of denied claims shall be made by the Committee unless delegated as provided in Section 11.2.

(c)	The Committee may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim.

(d)
Claimants may be represented by a lawyer or other representative at their own expense, but the Committee reserves the right to require the claimant to furnish written authorization. A claimant’s representative shall be entitled to copies of all notices given to the claimant.

(e)
The decision of the Committee on a claim and on a request for a review of a denied claim shall be served on the claimant in writing. If a decision or notice is not received by a claimant within the time specified, the claim or request for a review of a denied claim shall be deemed to have been denied.

(f)
Prior to filing a claim or a request for a review of a denied claim, the claimant or the claimant’s representative shall have a reasonable opportunity to review a copy of the Plan and all other pertinent documents in the possession of the Employer, the Committee and the Trustee.

10.4.4.    Deadline to File Claim    . To be considered timely under the Plan’s claim and review procedure, a claim must be filed with the Committee within one (1) year after the claimant knew or reasonably should have known of the principal facts upon which the claim is based. If or to the extent that the claim relates to a failure to effect a Participant’s or Beneficiary’s investment directions, the one (1) year period shall be thirty (30) days.
10.4.5.    Exhaustion of Administrative Remedies    . The exhaustion of the claims and review procedure is mandatory for resolving every claim and dispute arising under this Plan. As to such claims and disputes:

(a)
no claimant shall be permitted to commence any legal action to recover Plan benefits or to enforce or clarify rights under the Plan under section 502 or section 510 of ERISA or under any other provision of law, whether or not statutory, until the claim and review procedure set forth herein have been exhausted in their entirety; and

(b)
in any such legal action all explicit and all implicit determinations by the Committee (including, but not limited to, determinations as to whether the claim, or a request for a review of a denied claim, was timely filed) shall be afforded the maximum deference permitted by law.

10.4.6.    Deadline to File Legal Action    . No legal action to recover Plan benefits or to enforce or clarify rights under the Plan under section 502 or section 510 of ERISA or under any other provision of law, whether or not statutory, may be brought by any claimant on any matter pertaining to this Plan unless the legal action is commenced in the proper forum before the earlier of:

(a)	thirty (30) months after the claimant knew or reasonably should have known of the principal facts on which the claim is based, or

(b)	six (6) months after the claimant has exhausted the claim and review procedure.
If or to the extent that the claim relates to a failure to effect a Participant’s or Beneficiary’s investment directions or a Participant’s election regarding contributions, the thirty (30) month period shall be nineteen (19) months.
10.4.7.    Knowledge of Fact by Participant Imputed to Beneficiary    . Knowledge of all facts that a Participant knew or reasonably should have known shall be imputed to every claimant who is or claims to be a Beneficiary of the Participant or otherwise claims to derive an entitlement by reference to the Participant for the purpose of applying the previously specified periods.
10.5.    Information Furnished by Participants    . Neither the Employer nor the Committee nor the Trustee shall be liable or responsible for any error in the computation of the Account of a Participant resulting from any misstatement of fact made by the Participant, directly or indirectly, to the Employer, the Committee or the Trustee and used by them in determining the Participant’s Account. Neither the Employer nor the Committee nor the Trustee shall be obligated or required to increase the Account of such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant. However, the Account of any Participant which is overstated by reason of any such misstatement shall be reduced to the amount appropriate for the Participant in view of the truth. Any refund received upon reduction of an Account so made shall be used to reduce the next succeeding contribution of the Employer to the Plan.

SECTION 11

PLAN ADMINISTRATION
11.1.    Principal Sponsor    .
11.1.1.    Officers    . Except as hereinafter provided, functions generally assigned to the Principal Sponsor shall be discharged by its officers or delegated and allocated as provided herein.
11.1.2.    Chief Executive Officer    . Except as hereinafter provided, the Chief Executive Officer of the Principal Sponsor may delegate or redelegate and allocate or reallocate to one or more persons or to a committee of persons jointly or severally, and whether or not such persons are directors, officers or employees, such functions assigned to the Principal Sponsor hereunder as the Chief Executive Officer may from time to time deem advisable.
11.1.3.    Board of Directors    . Notwithstanding the foregoing, the Board of Directors of the Principal Sponsor shall have the exclusive authority, which may not be delegated, to act for the Principal Sponsor:

(a)	to terminate the Plan,

(b)	to consent to the adoption of the Plan by other business entities; to establish conditions and limitations upon such adoption of the Plan by other business entities; to designate Affiliates, and

(c)	to cause the Plan to be merged with another plan and to transfer assets and liabilities between the Plan and another.
11.2.    Committee    .
11.2.1.    Appointment and Removal    . The Committee shall consist of such members as may be determined and appointed from time to time by the Chief Executive Officer of the Principal Sponsor and they shall serve at the pleasure of such Chief Executive Officer. Members of the Committee shall serve without compensation, but their reasonable expenses shall be an expense of the administration of the Fund and shall be paid by the Trustee from and out of the Fund except to the extent the Employer, in its discretion, directly pays such expenses.
11.2.2.    Automatic Removal    . If any individual who is a member of the Committee is a director, officer or employee when appointed as a member of the Committee, then such individual shall be automatically removed as a member of the Committee at the earliest time such individual ceases to be a director, officer or employee. This removal shall occur automatically and without any requirement for action by the Chief Executive Officer of the Principal Sponsor or any notice to the individual so removed.
11.2.3.    Authority    . The Committee may elect such officers as the Committee may decide upon. The Committee shall:

(a)
establish rules for the functioning of the Committee, including the times and places for holding meetings, the notices to be given in respect of such meetings and the number of members who shall constitute a quorum for the transaction of business,

(b)
organize and delegate to such of its members as it shall select authority to execute or authenticate rules, advisory opinions or instructions, and other instruments adopted or authorized by the Committee; adopt such bylaws or regulations as it deems desirable for the conduct of its affairs; appoint a secretary, who need not be a member of the Committee, to keep its records and otherwise assist the Committee in the performance of its duties; keep a record of all its proceedings and acts and keep all books of account, records and other data as may be necessary for the proper administration of the Plan; notify the Employer and the Trustee of any action taken by the Committee and, when required, notify any other interested person or persons,

(c)	determine from the records of the Employer the compensation, service records, status and other facts regarding Participants and other employees,

(d)
cause to be compiled at least annually, from the records of the Committee and the reports and accountings of the Trustee, a report or accounting of the status of the Plan and the Accounts of the Participants, and make it available to each Participant who shall have the right to examine that part of such report or accounting (or a true and correct copy of such part) which sets forth the Participant’s benefits and ratable interest in the Fund,

(e)
prescribe forms, procedures and methods (including telephonic, electronic or similar methods) to be used for applications for participation, benefits, notifications, etc., as may be required in the administration of the Plan,

(f)	set up such rules as are deemed necessary to carry out the terms of the Plan,

(g)	resolve all questions of administration of the Plan not specifically referred to in this Section,

(h)
delegate or redelegate to one or more persons, jointly or severally, and whether or not such persons are members of the Committee or employees of the Employer, such functions assigned to the Committee hereunder as it may from time to time deem advisable, and

(i)	perform all other acts reasonably necessary for administering the Plan and carrying out the provisions of the Plan and performing the duties imposed on it.
11.2.4.    Majority Decisions    . If there shall at any time be three (3) or more members of the Committee serving hereunder who are qualified to perform a particular act, the same may be performed, on behalf of all, by a majority of those qualified, with or without the concurrence of the minority. No person who failed to join or concur in such act shall be held liable for the consequences thereof, except to the extent that liability is imposed under ERISA.
11.3.    Limitation on Authority    .
11.3.1.    Fiduciaries Generally    . No action taken by any fiduciary, if authority to take such action has been delegated or redelegated to it, shall be the responsibility of any other fiduciary except as may be required by the provisions of ERISA. Except to the extent imposed by ERISA, no fiduciary shall have the duty to question whether any other fiduciary is fulfilling all of the responsibility imposed upon such other fiduciary by the Plan or by ERISA.
11.3.2.    Trustee    . The responsibilities and obligations of the Trustee shall be strictly limited to those set forth in the Trust Agreement.
11.4.    Conflict of Interest    . If any officer or employee of the Employer, any member of the board of directors of the Employer, any member of the Committee or any Trustee to whom authority has been delegated or redelegated hereunder shall also be a Participant, Beneficiary or Alternate Payee in the Plan, the individual shall have no authority as such officer, employee, member or Trustee with respect to any matter specially affecting his or her individual interest hereunder (as distinguished from the interests of all Participants, Beneficiaries or Alternate Payees or a broad class of Participants, Beneficiaries and Alternate Payees), all such authority being reserved exclusively to the other officers, employees, members or Trustees as the case may be, to the exclusion of such Participant, Beneficiary or Alternate Payee, and such Participant, Beneficiary or Alternate Payee shall act only in his or her individual capacity in connection with any such matter.
11.5.    Dual Capacity    . Individuals, firms, corporations or partnerships identified herein or delegated or allocated authority or responsibility hereunder may serve in more than one fiduciary capacity.
11.6.    Administrator    . The Principal Sponsor shall be the administrator for purposes of section 3(16)(A) of ERISA.
11.7.    Named Fiduciaries    . The Principal Sponsor shall be the named fiduciary for the purpose of section 402(a) of ERISA.
11.8.    Service of Process    . In the absence of any designation to the contrary by the Principal Sponsor, the general counsel of the Principal Sponsor is designated as the appropriate and exclusive agent for the receipt of service of process directed to the Plan in any legal proceeding, including arbitration, involving the Plan.
11.9.    Administrative Expenses    . The reasonable expenses of administering the Plan shall be payable out of the Fund except to the extent that the Employer, in its discretion, directly pays the expenses.
11.10.    Indemnity    . Each individual (as distinguished from corporate) trustee of the Plan or officer, director or employee of the Employer shall, except as prohibited by law, be indemnified and held harmless by the Employer from any and all liabilities, costs and expenses (including legal fees), to the extent not covered by liability insurance, arising out of any action taken by such individual with respect to the Plan, whether imposed under ERISA or otherwise. No such indemnification, however, shall be required or provided if such liability arises (i) from the individual’s claim for his own benefit, or (ii) from the proven gross negligence or the bad faith of the individual, or (iii) from the criminal misconduct of such individual if the individual had reason to believe the conduct was unlawful. This indemnification shall continue as to an individual who has ceased to be a trustee of the Plan or officer, director or employee of the Employer and shall inure to the benefit of the heirs, executors and administrators of such an individual.
11.11.    Plan Qualification    . This Plan is intended to qualify under section 401(a) of the Code as a defined contribution profit sharing plan; provided, however, that the Entegris Stock Subfund is intended to qualify as a stock bonus and employee stock ownership plan under sections 401(a) of the Code, 4975(e)(7) of the Code and 407(d)(6) of ERISA. Notwithstanding that the Entegris Stock Subfund of the Plan is intended to qualify as an employee stock ownership plan under section 4975(e)(7) of the Code, the Trustee shall not be permitted to borrow or use the proceeds of any exempt loan (as defined in section 54.4975‑7 of the Treasury Regulations) for the purpose of acquiring Employer Securities.

SECTION 12

IN GENERAL
12.1.    Disclaimers    .
12.1.1.    Effect on Employment    . Neither the terms of the Plan nor the benefits hereunder nor the continuance thereof shall be a term of the employment of any employee, and the Employer shall not be obligated to continue the Plan. The terms of the Plan shall not give any employee the right to be retained in the employment of the Employer.
12.1.2.    Sole Source of Benefits    . Neither the Employer nor any of its officers nor any member of its board of directors nor any member of the Committee nor the Trustee in any way guarantee the Fund against loss or depreciation, nor do they guarantee the payment of any benefit or amount which may become due and payable hereunder to any Participant, Beneficiary, Alternate Payee or other person. Each Participant, Beneficiary, Alternate Payee or other person entitled at any time to payments hereunder shall look solely to the assets of the Fund for such payments. If a Vested Total Account shall have been distributed to a former Participant, Beneficiary, Alternate Payee or any other person entitled jointly to the receipt thereof (or shall have been transferred to the trustee of another tax qualified deferred compensation plan), such former Participant, Beneficiary, Alternate Payee or other person, as the case may be, shall have no further right or interest in the other assets of the Fund.
12.1.3.    Co‑Fiduciary Matters    ‑. Neither the Employer nor any of its officers nor any member of its board of directors nor any member of the Committee shall be under any liability or responsibility (except to the extent that liability is imposed under ERISA) for failure to effect any of the objectives or purposes of the Plan by reason of loss or fluctuation in the value of the Fund or for the form, genuineness, validity, sufficiency or effect of any Fund asset at any time held hereunder, or for the failure of any person, firm or corporation indebted to the Fund to pay such indebtedness as and when the same shall become due or for any delay occasioned by reason of any applicable law, order or regulation or by reason of any restriction or provision contained in any security or other asset held by the Fund. Except as is otherwise provided in ERISA, the Employer and its officers, the members of its board of directors, the members of the Committee and other fiduciaries shall not be liable for an act or omission of another person with regard to a fiduciary responsibility that has been allocated to or delegated in whole or in part to such other person pursuant to the terms of this Plan or pursuant to procedures set forth in the Plan.
12.2.    Reversion of Fund Prohibited    . The Fund from time to time hereunder shall at all times be a trust fund separate and apart from the assets of the Employer, and no part thereof shall be or become available to the Employer or to creditors of the Employer under any circumstances other than those specified in Section 3.9 and Appendix A to the Plan. It shall be impossible for any part of the corpus or income of the Fund to be used for, or diverted to, purposes other than for the exclusive benefit of Participants and Beneficiaries (except as hereinbefore provided).
12.3.    Contingent Top Heavy Plan Rules    . The rules set forth in Appendix B to the Plan (concerning additional provisions that apply if the Plan becomes top heavy) are incorporated herein.
12.4.    Continuity    . The tenure and membership of any committee previously appointed, the rules of administration adopted and the Beneficiary designations in effect prior to the Effective Date shall, to the extent not inconsistent with the Plan, continue in full force and effect until altered as provided herein.

SCHEDULE I

CREDITING OF PRIOR SERVICE
As of October 1, 2014
All Hours of Service with the following entities and their predecessors prior to the time such entities became Affiliates of the Principal Sponsor shall be credited for Eligibility Service and Vesting Service purposes under this Plan in accordance with the rules under this Plan as if such Hours of Service had been credited with the Principal Sponsor.
1.    Aeronex Incorporated
2.    Extraction Systems, Inc.
3.    Millipore Corporation

4.
Mykrolis Corporation. Notwithstanding any provision in Section 2.2 to the contrary, each employee who was actively employed by Mykrolis Corporation as of August 6, 2005, shall have become a Participant as of the first payroll period coincident with or next following August 6, 2005, with respect to discretionary profit sharing contributions made pursuant to Section 3.4 if such employee was then in Recognized Employment.

5.
Poco Graphite, Inc. Notwithstanding any provision in Section 2.2 to the contrary, for purposes of determining whether an employee has satisfied the requirement under Section 3.5 that the employee be credited with One Thousand (1,000) Hours of Service to receive a discretionary contribution, all service with Poco Graphite, Inc. earned from January 1, 2008 through August 11, 2008 shall be treated as service with the Principal Sponsor (for clarification purposes, compensation earned by employees of Poco Graphite, Inc. during the period from January 1, 2008 through August 11, 2008 will not be included in any discretionary contribution calculation).

6.
Surmet Corporation. With respect to former employees of Surmet Corporation hired by the Principal Sponsor prior to January 1, 2012, all service with Surmet Corporation (and its predecessors) shall be credited for purposes of determining Hours of Service under this Plan as if such Hours of Service had been with the Principal Sponsor.

7.	Advanced Technology Materials, Inc., ATMI Packaging, Inc., ATMI Materials, Inc., Levtech, Inc., and ATMI Ecosys Corporation

APPENDIX A

LIMITATION ON ANNUAL ADDITIONS
Incorporating amendments of Code §415(c) regulation (T.D. 9313, April 5, 2007).
Effective for limitation years beginning on or after July 1, 2007.
SECTION 1

INTRODUCTION
Terms defined in the Plan shall have the same meanings when used in this Appendix. In addition, when used in this Appendix, the following terms shall have the following meanings:
1.1.    Annual Addition. Annual addition means, with respect to any Participant for a limitation year, the sum of:

(i)
all employer contributions (including employer contributions of the Participant’s earnings reductions under section 401(k), section 403(b) and section 408(k) of the Code) allocable as of a date during such limitation year to the Participant under all defined contribution plans;

(ii)	all forfeitures allocable as of a date during such limitation year to the Participant under all defined contribution plans; and

(iii)	all Participant contributions made as of a date during such limitation year to all defined contribution plans.
Notwithstanding the foregoing, if an employer contribution is made not later than thirty (30) days after the due date, including extensions, of the employer’s federal income tax return for the taxable year that includes the last day of the limitation year, the employer contribution shall be considered an annual addition for the limitation year in which the contribution is made. However, if the employer contribution is made pursuant to a corrective amendment that complies with the requirements of Treasury Regulations Section 1.401(a)(4)-11(g) to correct a nondiscrimination violation (e.g., section 401(a)(4) or section 410(b) of the Code) that date is extended until the fifteenth (15th) day of the tenth (10th) month following the end of the limitation year. A contribution made to restore an erroneous forfeiture in a prior limitation year or on behalf of a participant who was erroneously omitted from a prior limitation year’s allocation shall be considered an annual addition for the limitation year to which it relates. If, in a particular limitation year, an amount is contributed with respect to a prior limitation year and such contribution is required by reason of such employee’s rights under chapter 43 of title 38, United States Code (USERRA), resulting from qualified military service, as specified in section 414(u) of the Code, then such contribution is not considered an annual addition with respect to the employee for that limitation year in which the contribution is made, but, in accordance with section 414(u)(1)(B) of the Code, is considered an annual addition for the limitation year to which the contribution relates.
1.1.1.    Specific Inclusions. With regard to a plan which contains a qualified cash or deferred arrangement or matching contributions or employee contributions, excess contributions and excess aggregate contributions (whether or not distributed during or after the limitation year) shall be considered annual additions in the year contributed. Excess deferrals that are not distributed in accordance with the regulations under section 402(g) of the Code are annual additions.
1.1.2.    Specific Exclusions. The annual addition shall not, however, include any portion of a Participant’s rollover contributions or any additions to accounts attributable to a plan merger or a transfer of plan assets or liabilities or any other amounts excludable under law. Excess deferrals that are distributed in accordance with the regulations under section 402(g) of the Code are not annual additions. The annual addition shall not include (i) any payments made to restore losses to a plan resulting from action that creates a reasonable risk of liability for breach of fiduciary duty under Title I of ERISA (or, in the case of Defined Contribution Plans not subject to ERISA, any other applicable federal or state law), any “catch-up” contributions made pursuant to section 414(v) of the Code, (ii) any previously forfeited amounts restored to an account in accordance with the plan terms, and (iii) any repayments of loans.
1.1.3.    ESOP Rules. In the case of an employee stock ownership plan within the meaning of section 4975(e)(7) of the Code, annual additions shall not include any dividends or gains on sale of employer securities held by the employee stock ownership plan (regardless of whether such dividends or gains are (i) on securities which are allocated to Participants’ accounts or (ii) on securities which are not allocated to Participants’ accounts which, in the case of dividends used to pay principal on an employee stock ownership plan loan, result in employer securities being allocated to Participants’ accounts or, in the case of a sale, result in sale proceeds being allocated to Participants’ accounts). In the case of an employee stock ownership plan within the meaning of section 4975(e)(7) of the Code under which no more than one‑third (1/3rd) of the employer contributions for a limitation year which are deductible under section 404(a)(9) of the Code are allocated to highly compensated employees (as defined in section 414(q) of the Code), annual additions shall not include forfeitures of employer securities under the employee stock ownership plan if such securities were acquired with the proceeds of an exempt loan or, if the Employer is not an S corporation as defined in section 1361(a)(1) of the Code, employer contributions to the employee stock ownership plan which are deductible by the employer under section 404(a)(9)(B) of the Code and charged against the Participant’s account (i.e., interest payments). The Committee may elect, in its sole discretion, to calculate annual additions using the fair market value of the Qualifying Employer Securities released from the suspense account due to an exempt loan repayment and allocated to Participants’ Accounts for the limitation year, if that amount is less than the amount determined in accordance with Section 1.1(i).
1.2.    Controlled Group Member. Controlled group member means the Employer and each member of a controlled group of corporations (as defined in section 414(b) of the Code and as modified by section 415(h) of the Code), all commonly controlled trades or businesses (as defined in section 414(c) of the Code and as modified by section 415(h) of the Code), affiliated service groups (as defined in section 414(m) of the Code) of which the Employer is a part and other organizations required to be aggregated for this purpose under section 414(o) of the Code.
1.3.    Defined Contribution Plans. Defined contribution plan shall have the meaning assigned to that term by section 415(k)(1) of the Code. Whenever reference is made to defined contribution plans in this Appendix, it shall include all such plans maintained by the Employer and all controlled group members including terminated plans, plans maintained by predecessor employers and plans that were formerly maintained by the employer or a related employer but shall not include any multiemployer plan (as defined in section 414(f) of the Code).
1.4.    Individual Medical Account. Individual medical account means an account, as defined in section 415(1)(2) of the Code maintained by the Employer or a controlled group member which provides an annual addition.
1.5.    Limitation Year. Limitation year means the Plan Year.
1.6.    Maximum Permissible Addition.
1.6.1.    General Rule. Maximum permissible addition (a term that is relevant only with respect to defined contribution plans) means, for any one (1) limitation year, the lesser of

(a)	$54,000 (for 2017), as adjusted automatically for increases in the cost of living by the Secretary of the Treasury pursuant to section 415(d) of the Code, or

(b)	100% of the Participant’s § 415 compensation for such limitation year.
However, the dollar limit in (a) shall be prorated if all defined contribution plans are terminated before the end of the limitation year.
1.6.2.    Medical Benefits. The dollar limitation in Section 1.6.1(a), but not the amount determined in Section 1.6.1(b), shall be reduced by the amount of employer contributions which are allocated to a separate account established for the purpose of providing medical benefits or life insurance benefits with respect to a key employee (as defined in section 416 of the Code) under a welfare benefit fund or an individual medical account.
1.7.    Section 415 Compensation. Section 415 compensation (sometimes, “§ 415 compensation”) shall mean, with respect to any limitation year, the amount determined as follows:
(a)    General Definition. Subject to the following rules, §415 compensation means the total wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer and all controlled group members to the extent that such amounts are includible in gross income. This shall include any amount which would have been received and includible in gross income but for an election under section 125(a), section 132(f)(4), section 402(e)(3), section 402(h)(1)(B), section 402(k) or section 457 of the Code. These amounts include, but are not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursement or other expense allowances under a nonaccountable plan as described in Treasury Regulations Section 1.62-2(c).
(b)    Foreign Source Income. Amounts paid as compensation for services do not fail to be treated as §415 compensation merely because those amounts are not includible in gross income on account of the location of the services or merely because those amounts are paid by an employer with respect to which all compensation paid by such employer is excluded from gross income. Thus, for example, the determination of whether an amount is §415 compensation shall be made without regard to the exclusions from gross income under sections 872, 893, 894, 911, 931 and 933 of the Code.
(c)    Cash Basis. Section 415 compensation shall be included in the limitation year in which paid or made available (or would have been paid but for an election under section 125, 132(f)(4), 401(k), 403(b), 408(k), 408(p)(2)(A)(i) or 457(b) of the Code). Amounts received pursuant to a nonqualified unfunded deferred compensation plan are §415 compensation in the year actually received to the extent includible in gross income.
(d)    Compensation Cap. Section 415 compensation for a limitation year shall not exceed the applicable dollar limit under section 401(a)(17) of the Code for that limitation year (e.g., $270,000 for a limitation year beginning in 2017).
(e)    Add-Backs. Section 415 compensation shall also include any elective deferral as defined in section 402(g)(3) of the Code and any amount which would have been received and includible in gross income but for an election under sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457 of the Code.
(f)    Constructively Received Income. Amounts includible in federal taxable income under section 409A of the Code or section 457(f)(1)(A) of the Code and other amounts constructively received in income are §415 compensation at the time that they are so included in income. Section 415 compensation shall also include amounts includible in gross income upon making the election described in section 83(b) of the Code.
(g)    Miscellaneous. Section 415 compensation shall also include, (i) in the case of an employee who is an employee within the meaning of section 401(c)(1) of the Code and regulations promulgated under section 401(c)(1) of the Code, the employee’s earned income (as described in section 401(c)(2) of the Code and regulations promulgated under section 401(c)(2)) of the Code, plus amounts deferred at the election of the employee that would be includible in gross income but for the rules of section 402(e)(3), 402(h)(1)(B), 402(k), or 457(b) of the Code and (ii) amounts described in section 104(a)(3), 105(a), or 105(h) of the Code, but only to the extent that these amounts are includible in the gross income of the employee, and (iii) amounts paid or reimbursed by the employer for moving expenses incurred by an employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are not deductible by the employee under section 217 of the Code, and (iv) the value of a nonstatutory option (which is an option other than a statutory option as defined in §1.421‑1(b)) granted to an employee by the employer, but only to the extent that the value of the option is includible in the gross income of the employee for the taxable year in which it was granted.
(h)    Exclusions. Notwithstanding the foregoing, §415 compensation shall not include any of the following.
(i)    Contributions (other than elective deferrals) to a plan of deferred compensation to the extent the contributions are not includible in gross income for the year the contribution is added.
(ii)    Amounts realized from the exercise of a nonstatutory option or when restricted stock or other property either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.
(iii)    Amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option.
(iv)    Other amounts receiving special tax benefits such as premiums for group‑term life insurance (but only to the extent that the premiums are not includible in gross income and are not salary reduction amounts described in section 125 of the Code).
(i)    Post‑Severance Pay. Notwithstanding the foregoing, §415 compensation shall not include any amounts received after an employee’s severance from employment except as follows:
(i)    Regular Pay. Regular pay (e.g., regular base pay, overtime, shift differential pay, commissions, bonuses and other similar compensation) shall be included if (A) it is paid not later than the end of the limitation year that includes the severance from employment date or, if later, two and one‑half (2½) months after the severance from employment date, and (B) it would have been paid if there had been no severance from employment.
(ii)    Unused Leave. Payments of unused accrued bona fide sick leave, vacation or other leave shall be included if it is paid not later than the end of the limitation year that includes the severance from employment date or, if later, two and one‑half (2½) months after severance from employment.
(iii)    NQDC. Payments of nonqualified unfunded deferred compensation plan shall be included if (A) it is received not later than the end of the limitation year that includes the severance from employment date or, if later, two and one‑half (2½) months after the severance from employment date, and (B) it would have been paid if there had been no severance from employment.
(iv)    Actual USERRA and Disability Pay. Payments of compensation paid to employees performing qualified military service (e.g., “differential pay”) and to employees who are totally and permanently disabled shall be included if the payments do not exceed the amounts the employee would have received if employment had continued.
(v)    Imputed Disability Pay. The compensation an employee would have received for the limitation year shall be included if the following conditions are satisfied: (A) the employee is totally and permanently disabled within the meaning of section 22(e)(3) of the Code, and (B) either (x) the employee is not a highly compensated employee immediately before becoming disabled or (y) the terms of the plan provide for the continuation of contributions on behalf of all participants who are permanently and totally disabled for a fixed or determinable period, and (C) the plan provides that such amounts are taken into account for the purpose of making contributions, and (D) all contributions made with respect to such imputed compensation are nonforfeitable when made.
1.8.    Welfare Benefit Fund. Welfare benefit fund means a fund as defined in section 419(e) of the Code which provides post‑retirement medical benefits allocated to separate accounts for key employees as defined in section 419A(d)(3).
SECTION 2

DEFINED CONTRIBUTION LIMITATION
Notwithstanding anything to the contrary contained in the Plan, there shall not be allocated to the account of any Participant under a defined contribution plan for any limitation year an amount which would cause the annual addition for such Participant to exceed the maximum permissible addition. Subject to the provisions of this Appendix, the limitations of section 415(c) of the Code (and regulations issued pursuant thereto) are incorporated by reference in this Appendix.
SECTION 3

SUSPENSION OF ANNUAL ADDITIONS
3.1.    Temporary Suspension. If as of any date during a limitation year it is determined that a Participant’s annual additions that would be made then under other provisions of the Plan would exceed the maximum permissible addition as of that date, the contributions and allocations to that Participant’s accounts shall be made only to the extent that they can be made without causing any such excess to occur. Therefore, the contributions and allocations to be made shall be made in the following sequence to the extent permitted.
(a)    Employer Contributions – Not Matching.

(i)	Employer contributions to defined contribution pension plans (e.g., money purchase pension plans including target benefit pension plans).

(ii)	Employer fixed (non-discretionary, non-matching) contributions to defined contribution profit sharing plans and stock bonus plans.

(iii)	Employer discretionary (non-matching) contributions to defined contribution profit sharing plans and stock bonus plans.

(b)	Employee Matched and Employer Matching Contributions.
(i)    Employee non-Roth matched elective deferrals (within the meaning of section 402(g)(3) of the Code) to defined contribution profit sharing plans and stock bonus plans.
(ii)    Employee Roth matched elective deferrals (within the meaning of section 402(g)(3) of the Code) to defined contribution profit sharing plans and stock bonus plans.
(iii)    Employee matched after‑tax contributions to defined contribution profit sharing plans and stock bonus plans.
(iv)    Employer non‑discretionary fixed matching contributions to defined contribution profit sharing and plans and stock bonus plans.
(v)    Employer discretionary matching contributions to defined contribution profit sharing plans and stock bonus plans.

(c)	Employee Contributions – Not Matched.

(i)	Employee non‑Roth unmatched elective deferrals (within the meaning of section 402(g)(3) of the Code) to defined contribution profit sharing plans and stock bonus plans.

(ii)	Employee Roth unmatched elective deferrals (within the meaning of section 402(g)(3) of the Code) to defined contribution profit sharing plans and stock bonus plans.

(iii)	Employee unmatched after‑tax contributions to defined contribution profit sharing plans and stock bonus plans.

(d)	Other.

(i)	All other contributions and allocations (but excluding forfeitures to be reallocated).

(ii)	Forfeitures to be reallocated.
3.2.    Tie Breaker. If a contribution or allocation that would be in two (2) or more plans in the same priority cannot be made because of the foregoing rules, the contribution or allocation shall be made among the plans in chronological order as determined by the effective date of each plan (using the original effective date of the plan) beginning with the plan that was first established.

APPENDIX B

CONTINGENT TOP HEAVY PLAN RULES
Incorporating amendments of Code §416 enacted by §613 of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA; P.L. 107‑16; June 4, 2001) effective for years beginning after December 31, 2001.
Notwithstanding any of the foregoing provisions of the Plan, if, after applying the special definitions set forth in Section 1 of this Appendix, this Plan is determined under Section 2 of this Appendix to be a top heavy plan for a Plan Year, then the special rules set forth in Section 3 of this Appendix shall apply. For so long as this Plan is not determined to be a top heavy plan, the special rules in Section 3 of this Appendix shall be inapplicable to this Plan.
SECTION 1

SPECIAL DEFINITIONS
Terms defined in the Plan shall have the same meanings when used in this Appendix. In addition, when used in this Appendix, the following terms shall have the following meanings:
1.1.    Aggregated Employers. Aggregated employers means the Employer and each other corporation, partnership or proprietorship which is a “predecessor” to the Employer, or is under “common control” with the Employer, or is a member of an “affiliated service group” that includes the Employer, as those terms are defined in section 414(b), (c), (m) or (o) of the Code.
1.2.    Aggregation Group. Aggregation group means a grouping of this Plan and:

(a)
if any Participant in the Plan is a key employee, each other qualified pension, profit sharing or stock bonus plan of the aggregated employers in which a key employee is a Participant (and for this purpose, a key employee shall be considered a Participant only during periods when he is actually accruing benefits and not during periods when he has preserved accrued benefits attributable to periods of participation when he was not a key employee), and

(b)
each other qualified pension, profit sharing or stock bonus plan of the aggregated employers which is required to be taken into account for this Plan or any plan described in paragraph (a) above to satisfy the qualification requirements under section 410 or section 401(a)(4) of the Code, and

(c)
each other qualified pension, profit sharing or stock bonus plan of the aggregated employers which is not included in paragraph (a) or (b) above, but which the Employer elects to include in the aggregation group and which, when included, would not cause the aggregation group to fail to satisfy the qualification requirements under section 410 or section 401(a)(4) of the Code.

1.3.    Compensation. Unless the context clearly requires otherwise, compensation means the wages, tips and other compensation paid to the Participant by the Employer and reportable in the box designated “wages, tips, other compensation” on Treasury Form W‑2 (or any comparable successor box or form) for the applicable period but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code). Compensation for this purpose shall include amounts contributed or deferred by the Employer on behalf of the Participant that are not includible in gross income under sections 125, 132(f), 402(e)(3), 402(h), 403(b), 414(h)(2) and 457 of the Code including contributions authorized by the Participant under a cafeteria plan or any qualified cash or deferred arrangement under section 401(k) of the Code. For the purposes of this Appendix (excluding Section 1.6 of this Appendix), compensation for a Plan Year shall not exceed the annual compensation limit under section 401(a)(17) of the Code (which is $270,000 for the Plan Year ending December 31, 2017, as adjusted under the Code for cost‑of‑living increases).
1.4.    Determination Date. Determination date means, for the first (1st) Plan Year of a plan, the last day of such first (1st) Plan Year, and for each subsequent Plan Year, the last day of the immediately preceding Plan Year.
1.5.    Five Percent Owner. Five percent owner means for each aggregated employer that is a corporation, any person who owns (or is considered to own within the meaning of the shareholder attribution rules) more than five percent (5%) of the value of the outstanding stock of the corporation or stock possessing more than five percent (5%) of the total combined voting power of the corporation, and, for each aggregated employer that is not a corporation, any person who owns more than five percent (5%) of the capital interest or the profits interest in such aggregated employer. For the purposes of determining ownership percentages, each corporation, partnership and proprietorship otherwise required to be aggregated shall be viewed as a separate entity.
1.6.    Key Employee. Key employee means each Participant (whether or not then an employee) who at any time during the Plan Year is:

(a)
an officer of any aggregated employer (excluding persons who have the title of an officer but not the authority and including persons who have the authority of an officer but not the title) having an annual compensation from all aggregated employers for such Plan Year in excess of $170,000 for the Plan Year ending December 31, 2016, (adjusted as provided in section 416(i)(1)(A) of the Code), or

(b)	a five percent owner, or

(c)	a one percent owner having an annual compensation from the aggregated employers of more than One Hundred Fifty Thousand Dollars ($150,000);
provided, however, that no more than fifty (50) employees (or, if lesser, the greater of three of all the aggregated employers’ employees or ten percent of all the aggregated employers’ employees) shall be treated as officers. For the purposes of determining ownership percentages, each corporation, partnership and proprietorship otherwise required to be aggregated shall be viewed as a separate entity. For the purpose of determining compensation, all compensation received from all aggregated employers shall be taken into account. The term “key employee” shall include the beneficiaries of a deceased key employee.
1.7.    One Percent Owner. One percent owner means, for each aggregated employer that is a corporation, any person who owns (or is considered to own within the meaning of the shareholder attribution rules) more than one percent (1%) of the value of the outstanding stock of the corporation or stock possessing more than one percent (1%) of the total combined voting power of the corporation, and, for each aggregated employer that is not a corporation, any person who owns more than one percent (1%) of the capital or the profits interest in such aggregated employer. For the purposes of determining ownership percentages, each corporation, partnership and proprietorship otherwise required to be aggregated shall be viewed as a separate entity.
1.8.    Shareholder Attribution Rules. Shareholder attribution rules means the rules of section 318 of the Code, (except that subparagraph (C) of section 318(a)(2) of the Code shall be applied by substituting “5 percent” for “50 percent”) or, if the Employer is not a corporation, the rules determining ownership in such Employer which shall be set forth in regulations prescribed by the Secretary of the Treasury.
1.9.    Top Heavy Aggregation Group. Top heavy aggregation group means any aggregation group for which, as of the determination date, the sum of:

(i)	the present value of the cumulative accrued benefits for key employees under all defined benefit plans included in such aggregation group, and

(ii)	the aggregate of the accounts of key employees under all defined contribution plans included in such aggregation group, exceed sixty percent (60%) of a similar sum determined for all employees. In applying the foregoing, the following rules shall be observed:

(a)
For the purpose of determining the present value of the cumulative accrued benefit for any employee under a defined benefit plan, or the amount of the account of any employee under a defined contribution plan, such present value or amount shall be increased by the aggregate distributions made with respect to such employee under the plan on account of separation from service, death or disability during the one (1) year period ending on the determination date and the aggregate distributions made with respect to such employee under the plan for any other reason during the five (5) year period ending on the determination date.

(b)
Any rollover contribution (or similar transfer) initiated by the employee, made from a plan maintained by one employer to a plan maintained by another employer and made after December 31, 1983, to a plan shall not be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a top heavy plan (or whether any aggregation group which includes such plan is a top heavy aggregation group). Any rollover contribution (or similar transfer) not described in the preceding sentence shall be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a top heavy plan (or whether any aggregation group which includes such plan is a top heavy aggregation group).

(c)
If any individual is not a key employee with respect to a plan for any Plan Year, but such individual was a key employee with respect to a plan for any prior Plan Year, the cumulative accrued benefit of such employee and the account of such employee shall not be taken into account.

(d)	The determination of whether a plan is a top heavy plan shall be made once for each Plan Year of the plan as of the determination date for that Plan Year.

(e)
In determining the present value of the cumulative accrued benefits of employees under a defined benefit plan, the determination shall be made as of the actuarial valuation date last occurring during the twelve (12) months preceding the determination date and shall be determined on the assumption that the employees terminated employment on the valuation date except as provided in section 416 of the Code and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The accrued benefit of any employee (other than a key employee) shall be determined under the method which is used for accrual purposes for all plans of the employer or if there is no method which is used for accrual purposes under all plans of the employer, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under section 411(b)(1)(C) of the Code. In determining this present value, the mortality and interest assumptions shall be those which would be used by the Pension Benefit Guaranty Corporation in valuing the defined benefit plan if it terminated on such valuation date. The accrued benefit to be valued shall be the benefit expressed as a single life annuity.

(f)
In determining the accounts of employees under a defined contribution plan, the account values determined as of the most recent asset valuation occurring within the twelve (12) month period ending on the determination date shall be used. In addition, amounts required to be contributed under either the minimum funding standards or the plan’s contribution formula shall be included in determining the account. In the first year of the plan, contributions made or to be made as of the determination date shall be included even if such contributions are not required.

(g)
If any individual has not performed any services for any employer maintaining the plan at any time during the one (1) year period ending on the determination date, any accrued benefit of the individual under a defined benefit plan and the account of the individual under a defined contribution plan shall not be taken into account.

(h)
For this purpose, a terminated plan shall be treated like any other plan and must be aggregated with other plans of the employer if it was maintained within the last five (5) years ending on the determination date for the Plan Year in question and would, but for the fact that it terminated, be part of the aggregation group for such Plan Year.

1.10.    Top Heavy Plan. Top heavy plan means a qualified plan under which (as of the determination date):

(i)
if the plan is a defined benefit plan, the present value of the cumulative accrued benefits for key employees exceeds sixty percent (60%) of the present value of the cumulative accrued benefits for all employees, and

(ii)	if the plan is a defined contribution plan, the aggregate of the accounts of key employees exceeds sixty percent (60%) of the aggregate of all of the accounts of all employees.
In applying the foregoing, the following rules shall be observed:

(a)	Each plan of an Employer required to be included in an aggregation group shall be a top heavy plan if such aggregation group is a top heavy aggregation group.

(b)
For the purpose of determining the present value of the cumulative accrued benefit for any employee under a defined benefit plan, or the amount of the account of any employee under a defined contribution plan, such present value or amount shall be increased by the aggregate distributions made with respect to such employee under the plan on account of severance from employment, death or disability during the one (1) year period ending on the determination date and the aggregate distributions made with respect to such employee under the plan for any other reason during the five (5) year period ending on the determination date.

(c)
Any rollover contribution (or similar transfer) initiated by the employee, made from a plan maintained by one employer to a plan maintained by another employer and made after December 31, 1983, to a plan shall not be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a top heavy plan (or whether any aggregation group which includes such plan is a top heavy aggregation group). Any rollover contribution (or similar transfer) not described in the preceding sentence shall be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a top heavy plan (or whether any aggregation group which includes such plan is a top heavy aggregation group).

(d)
If any individual is not a key employee with respect to a plan for any Plan Year, but such individual was a key employee with respect to the plan for any prior Plan Year, the cumulative accrued benefit of such employee and the account of such employee shall not be taken into account.

(e)	The determination of whether a plan is a top heavy plan shall be made once for each Plan Year of the plan as of the determination date for that Plan Year.

(f)
In determining the present value of the cumulative accrued benefits of employees under a defined benefit plan, the determination shall be made as of the actuarial valuation date last occurring during the twelve (12) months preceding the determination date and shall be determined on the assumption that the employees terminated employment on the valuation date except as provided in section 416 of the Code and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The accrued benefit of any employee (other than a key employee) shall be determined under the method which is used for accrual purposes for all plans of the employer or if there is no method which is used for accrual purposes under all plans of the employer, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under section 411(b)(1)(C) of the Code. In determining this present value, the mortality and interest assumptions shall be those which would be used by the Pension Benefit Guaranty Corporation in valuing the defined benefit plan if it terminated on such valuation date. The accrued benefit to be valued shall be the benefit expressed as a single life annuity.

(g)
In determining the accounts of employees under a defined contribution plan, the account values determined as of the most recent asset valuation occurring within the twelve (12) month period ending on the determination date shall be used. In addition, amounts required to be contributed under either the minimum funding standards or the plan’s contribution formula shall be included in determining the account. In the first year of the plan, contributions made or to be made as of the determination date shall be included even if such contributions are not required.

(h)
If any individual has not performed any services for any employer maintaining the plan at any time during the one (1) year period ending on the determination date, any accrued benefit of the individual under a defined benefit plan and the account of the individual under a defined contribution plan shall not be taken into account.

(i)
For this purpose, a terminated plan shall be treated like any other plan and must be aggregated with other plans of the employer if it was maintained within the last five (5) years ending on the determination date for the Plan Year in question and would, but for the fact that it terminated, be part of the aggregation group for such Plan Year.

(j)
A plan shall not be a top heavy plan if it consists solely of (i) a cash or deferred arrangement which meets the requirements of section 401(k)(12) or section 401(k)(13) of the Code, and (ii) matching contributions which meet the requirements of section 401(m)(11) or section 401(m)(12) of the Code. If, but for the preceding sentence, a plan would be treated as a top heavy plan because it is a member of an aggregation group which is a top heavy group, contributions under the Plan may be taken into account in determining whether any other plan in the group meets the requirements of Section 3.3.

SECTION 2

DETERMINATION OF TOP HEAVINESS
Once each Plan Year, as of the determination date for that Plan Year, the administrator of this Plan shall determine if this Plan is a top heavy plan.
SECTION 3

CONTINGENT PROVISIONS
3.1.    When Applicable. If this Plan is determined to be a top heavy plan for any Plan Year, the following provisions shall apply for that Plan Year (and, to the extent hereinafter specified, for subsequent Plan Years), notwithstanding any provisions to the contrary in the Plan.
3.2.    Vesting Requirement.
3.2.1.    General Rule. During any Plan Year that the Plan is determined to be a Top Heavy Plan, then all accounts of all Participants in a defined contribution plan that is a top heavy plan and the accrued benefits of all Participants in a defined benefit plan that is a top heavy plan shall be vested and nonforfeitable in accordance with the following schedule if, and to the extent, that it is more favorable than other provisions of the Plan:

If the Participant Has Completed the Following Years of Vesting Service:	His Vested Percentage Shall Be:

Less than 2 years	0%
2 years but less than 3 years	20%
3 years but less than 4 years	40%
4 years but less than 5 years	60%
5 years but less than 6 years	80%
6 years or more	100%

3.2.2.    Subsequent Year. In each subsequent Plan Year that the Plan is determined not to be a top heavy plan, the other nonforfeitability provisions of the Plan (and not this section) shall apply in determining the vested and nonforfeitable rights of Participants who do not have five (5) or more years of Vesting Service (three or more years of Vesting Service for Participants who have one or more Hours of Service in any Plan Year beginning after December 31, 1988) as of the beginning of such subsequent Plan Year; provided, however, that they shall not be applied in a manner which would reduce the vested and nonforfeitable percentage of any Participant.
3.2.3.    Cancellation of Benefit Service. If this Plan is a defined benefit plan and if the Participant’s vested percentage is determined under this Appendix and if a Participant receives a lump sum distribution of the present value of the vested portion of his accrued benefit, the Plan shall:

(a)	thereafter disregard the Participant’s service with respect to which he received such distribution in determining his accrued benefit, and

(b)
permit the Participant who receives a distribution of less than the present value of his entire accrued benefit to restore this service by repaying (after returning to employment covered under the Plan) to the trustee the amount of such distribution together with interest at the interest rate of five percent (5%) per annum compounded annually (or such other interest rate as is provided by law for such repayment). If the distribution was on account of severance from employment such repayment must be made before the earlier of,

(i)	five (5) years after the first date on which the Participant is subsequently reemployed by the employer, or

(ii)	the close of the first period of five (5) consecutive one‑year breaks in service commencing after the distribution.
If the distribution was on account of any other reason, such repayment must be made within five (5) years after the date of the distribution.
3.3.    Defined Contribution Plan Minimum Benefit Requirement.
3.3.1.    General Rule. If this Plan is a defined contribution plan, then for any Plan Year that this Plan is determined to be a top heavy plan, the Employer shall make a contribution for allocation to the account of each employee who is a Participant for that Plan Year and who is not a key employee in an amount (when combined with other Employer contributions and forfeited accounts allocated to his account, including matching contributions as defined in section 401(m)(4)(A) of the Code) which is at least equal to three percent (3%) of such Participant’s compensation. (This minimum contribution amount shall be further reduced by all other Employer contributions to this Plan or any other defined contribution plans.) This contribution shall be made for each Participant who has not separated from service with the Employer at the end of the Plan Year (including for this purpose any Participant who is then on temporary layoff or authorized leave of absence or who, during such Plan Year, was inducted into the Armed Forces of the United States from employment with the Employer) including, for this purpose, each employee of the Employer who would have been a Participant if he had: (i) completed one thousand (1,000) Hours of Service (or the equivalent) during the Plan Year, and (ii) made any mandatory contributions to the Plan, and (iii) earned compensation in excess of the stated amount required for participation in the Plan.
3.3.2.    Special Rule. Subject to the following rules, the percentage referred to in Section 3.3.1 of this Appendix shall not exceed the percentage at which contributions are made (or required to be made) under this Plan for the Plan Year for that key employee for whom that percentage is the highest for the Plan Year.

(a)	The percentage referred to above shall be determined by dividing the Employer contributions for such key employee for such Plan Year by his compensation for such Plan Year.

(b)	For the purposes of this Section 3.3, all defined contribution plans required to be included in an aggregation group shall be treated as one (1) plan.

(c)
The exception contained in this Section 3.3.2 shall not apply to (be available to) this Plan if this Plan is required to be included in an aggregation group if including this Plan in an aggregation group enables a defined benefit plan to satisfy the qualification requirements of section 410 or section 401(a)(4) of the Code.

3.4.    Defined Benefit Plan Minimum Benefit Requirement.
3.4.1.    General Rule. If this Plan is a defined benefit plan, then for any Plan Year that the Plan is determined to be a top heavy plan, the accrued benefit for each Participant who is not a key employee shall not be less than one‑twelfth (l/12th) of the applicable percentage of the Participant’s average compensation for years in the testing period.
3.4.2.    Special Rules and Definitions. In applying the general rule of Section 3.4.1 of this Appendix, the following special rules and definitions shall apply:

(a)	The term “applicable percentage” means the lesser of:

(i)	two percent (2%) multiplied by the number of years of service with the Employer, or

(ii)	twenty percent (20%).

(b)
For the purpose of this Section 3.4, a Participant’s years of service with the Employer shall be equal to the Participant’s Vesting Service except that a year of Vesting Service shall not be taken into account if:

(i)	the Plan was not a top heavy plan for any Plan Year ending during such year of Vesting Service, or

(ii)	such year of Vesting Service was completed in a Plan Year beginning before January 1, 1984, or

(iii)	the service occurs during a Plan Year when the Plan benefits (within the meaning of section 410(b) of the Code) no key employee or former key employee.

(c)	A Participant’s “testing period” shall be the period of five (5) consecutive years during which the Participant had the greatest compensation from the Employer; provided, however, that:

(i)	the years taken into account shall be properly adjusted for years not included in a year of service, and

(ii)	a year shall not be taken into account if such year ends in a Plan Year beginning before January 1, 1984, or such year begins after the close of the last year in which the Plan was a top heavy plan.

(d)
An individual shall be considered a Participant for the purpose of accruing the minimum benefit only if such individual has at least one thousand (1,000) Hours of Service during a benefit accrual computation period (or equivalent service determined under Department of Labor regulations). Furthermore, such individual shall accrue a minimum benefit only for a benefit accrual computation period in which such individual has one thousand (1,000) Hours of Service (or equivalent service). An individual shall not fail to accrue the minimum benefit merely because the individual: (i) was not employed on a specified date, or (ii) was excluded from participation (or otherwise failed to accrue a benefit) because the individual’s compensation was less than a stated amount, or (iii) because the individual failed to make any mandatory contributions.

3.4.3.    Accruals Preserved. In years subsequent to the last Plan Year in which this Plan is a top heavy plan, the other benefit accrual rules of the Plan shall be applied to determine the accrued benefit of each Participant, except that the application of such other rules shall not serve to reduce a Participant’s accrued benefit as determined under this Section 3.4.
3.5.    Priorities Among Plans. In applying the minimum benefit provisions of this Appendix in any Plan Year that this Plan is determined to be a top heavy plan, the following rules shall apply:

(a)	If an employee participates only in this Plan, the employee shall receive the minimum benefit applicable to this Plan.

(b)
If an employee participates in both a defined benefit plan and a defined contribution plan and only one (1) of such plans is a top heavy plan for the Plan Year, the employee shall receive the minimum benefit applicable to the plan which is a top heavy plan.

(c)
If an employee participates in both a defined contribution plan and a defined benefit plan and both are top heavy plans, then the employee, for that Plan Year, shall receive the defined benefit plan minimum benefit unless for that Plan Year the employee has received employer contributions and forfeitures allocated to his account in the defined contribution plan in an amount which is at least equal to five percent (5%) of his compensation.

(d)
If an employee participates in two (2) or more defined contribution plans which are top heavy plans, then the employee, for that Plan Year, shall receive the defined contribution plan minimum benefit in that defined contribution plan which has the earliest original effective date.

3.6.    Bargaining Units. The requirements of Section 3.2 through Section 3.5 of this Appendix shall not apply with respect to any employee included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one (1) or more employers if there is evidence that retirement benefits are the subject of good faith bargaining between such employee representatives and such employer or employers.

APPENDIX C

[RESERVED]

APPENDIX D

401(k), 401(m) & 402(g) COMPLIANCE
Introduction. This Appendix D contains rules for complying with the nondiscrimination provisions of sections 401(k) and 401(m) of the Code and the limitations imposed under section 402(g) of the Code.
Priority. Determinations under this Appendix shall be made in the following order:
(1)    Excess deferrals under Section 1,
(2)    Excess contributions under Section 2,
(3)    Excess aggregate contributions under Section 3.
The amount of excess contributions shall be reduced by excess deferrals previously distributed to such Participant for the Participant’s taxable year ending with or within such Plan Year.
SECTION 1

SECTION 402(g) COMPLIANCE
1.1.    Excess Deferrals.
1.1.1.    In General. A Participant may attribute to this Plan any excess deferrals made during a taxable year of the Participant by notifying the Committee in writing not later than the March 1 following such taxable year of the amount of the excess deferral to be assigned to the Plan. A Participant shall be deemed to have notified the Plan of excess deferrals to the extent the Participant has excess deferrals for the taxable year calculated by taking into account only the amount of Elective Contributions (both Pre-Tax Elective Contributions and Roth Contributions) allocated to the Participant’s Retirement Savings Account and, if applicable, Roth Account, and to any other plan of the Employer and Affiliates. Notwithstanding any other provision of the Plan, a Participant’s excess deferrals, plus any income and minus any loss allocable thereto, shall be distributed to the Participant no later than the first April 15 following the close of the Participant’s taxable year. If a Participant is eligible to make Catch-up Contributions pursuant to Section 2 of the Plan but such Participant does not make Catch-up Contributions or does not make the maximum allowable Catch-up Contributions for such taxable year, then the Participant’s excess deferrals shall first be re-characterized as Catch-up Contributions, to the extent permitted under section 414(v) of the Code, and any remaining excess deferrals, plus any income and minus any loss allocable thereto, shall be distributed to the Participant no later than the first April 15 following the close of the Participant’s taxable year.
1.1.2.    Definitions. For purposes of this Appendix, excess deferrals shall mean the amount of Elective Contributions (both Pre-Tax Elective Contributions and Roth Contributions) allocated to the Participant’s Retirement Savings Account and, if applicable, Roth Account, for a Participant’s taxable year and which the Participant or the Employer, where applicable, allocates to this Plan pursuant to the claim procedure described below.
1.1.3.    Claims. The Participant’s claim shall be in writing; shall be submitted to the Committee not later than March 1 with respect to the immediately preceding taxable year; shall specify the amount of the Participant’s excess deferrals for the preceding taxable year; and shall be accompanied by the Participant’s written statement that if such amounts are not distributed, such excess deferrals, when added to amounts deferred under other plans or arrangements described in sections 401(k), 402A. 408(k), 408(p), 457, 501(c)(18) or 403(b) of the Code, will exceed the limit imposed on the Participant by section 402(g) of the Code for the taxable year in which the deferral occurred. If the Participant made any Roth Contributions during the preceding taxable year, the Participant’s claim shall also specify the extent to which, if any, the excess deferrals are comprised of Roth Contributions. The Employer shall notify the Plan on behalf of the Participant where the excess deferrals occur in the Plan or the combined plans of the Employer and Affiliates. Such notification shall provide that distribution of the excess deferrals shall be made first from the Participant’s Retirement Savings Account, to the extent Pre-Tax Elective Contributions were made for the taxable year, and then from the Participant’s Roth Account to the extent Roth Contributions were made for the taxable year, unless the Participant elects otherwise.
1.1.4.    Determination of Income or Loss. The excess deferrals shall be adjusted for income or loss for the taxable year (but not the gap period). Unless the Committee and the recordkeeper for the Plan agree otherwise in writing, the income or loss allocable to excess deferrals shall be determined by multiplying the income or loss allocable to the Participant’s Elective Contributions for the Plan Year ending within such taxable year by a fraction, the numerator of which is the excess deferrals on behalf of the Participant for such taxable year and the denominator of which is the sum of the Participant’s account balances attributable to Elective Contributions (both Pre-Tax Elective Contributions and Roth Contributions) as of the beginning of the taxable year plus Elective Contributions (both Pre-Tax Elective Contributions and Roth Contributions) for the taxable year.
1.1.5.    Accounting for Excess Deferrals. Excess deferrals shall be distributed from the Participant’s Retirement Savings Account, and, if applicable, the Participant’s Roth Account.
1.1.6.    Orphaned Matching Contributions. If excess deferrals are distributed pursuant to this Section 1.1, applicable matching contributions under Section 3.3 of the Plan shall be treated as forfeitures and reallocated as provided in Section 6.2 of the Plan.
SECTION 2

SECTION 401(k) COMPLIANCE
This Plan satisfies the nondiscrimination requirements of section 401(k) of the Code using the alternative method set forth in section 401(k)(12) of the Code.

SECTION 3

SECTION 401(m) COMPLIANCE

This Plan satisfies the nondiscrimination requirements of section 401(m) of the Code using the alternative method set forth in section 401(m)(11) of the Code.
APPENDIX E
DISTRIBUTION OF PENSION ACCOUNTS

SECTION 1

INTRODUCTION

If a distribution is requested from a Participant’s Pension Account, the distribution rules of Section 7 of the Plan shall apply, as modified by this Appendix E. Terms defined in the Plan shall have the same meaning when used in this Appendix. In addition, when used in this Appendix, the following terms shall have the following meanings:
1.1.    Life Annuity Contract. A Life Annuity contract is an immediate annuity contract issued as an individual policy or under a group or master contract which provides for a monthly annuity payable to and for (i) the lifetime of an unmarried Participant beginning as of the date of distribution, or (ii) the lifetime of the surviving spouse of a Participant beginning as of the date of distribution. The contract shall be a Life Annuity contract only if it is issued on a premium basis which does not discriminate on the basis of the sex of the Participant or the surviving spouse.
1.2.    QJ&SA Contract. A QJ&SA contract is an immediate annuity contract issued as an individual policy or under a master or group contract which provides for a monthly annuity payable to and for the lifetime of the Participant beginning as of the date as of which it is purchased with a survivor annuity payable monthly after the death of the Participant to and for the lifetime of the surviving spouse of the Participant (to whom the Participant was married on the date as of which the first payment is due) in an amount equal to fifty percent (50%) (unless the Participant elects an alternative seventy-five percent (75%)) of the amount payable during the joint lives of the Participant and the surviving spouse. The seventy-five percent (75%) QJ&SA contract shall be equal to the value of the fifty percent (50%) QJ&SA contract. The contract shall be a QJ&SA contract only if it is issued on a premium basis which does not discriminate on the basis of the sex of the Participant or the surviving spouse.
SECTION 2

DISTRIBUTIONS TO PARTICIPANTS
2.1.    Spousal Consent Required. If a Participant’s Vested Pension Account exceeds Five Thousand Dollars ($5,000) at the time of distribution, the consent of such Participant’s spouse shall be required to make distributions from the Plan in any form other than a QJ&SA Contract.
2.2.    Forms of Distribution. At the direction of the Committee (subject to Section 2.3 of this Appendix E), the Trustee shall make distribution of the Participant’s Vested Pension Account to the Participant in one of the following ways as the Participant shall designate:

(a)	Lump Sum. Distribution of a Participant’s Vested Total Account shall be made in a single lump sum.

(b)
Life Annuities. Distribution of a Participant’s Vested Total Account shall be made in a lump sum, and with respect to a Participant’s Vested Pension Account, by purchasing and distributing a single premium, immediate (not deferred), fixed (not variable) annuity contract which shall be nontransferable to anyone but the issuer, and which shall provide for benefits which are hereinafter defined as a QJ&SA contract in the case of a married Participant, or a Life Annuity contract in the case of an unmarried Participant.

2.3.    Presumptive Form. The selection of a form of distribution shall be subject, however, to the following rules:

(a)
Required Lump Sum. If the value of the Participant’s Vested Pension Account does not exceed Five Thousand Dollars ($5,000), the only form of distribution available is a single lump sum. If the value of the Participant’s Vested Total Account does not exceed One Thousand Dollars ($1,000), the distribution shall be made in a single lump sum without an application for distribution as provided in Section 7.1.1(a).

(b)	Married Participant. In the case of any distribution which is to be made:

(i)	when paragraph (a) above is not applicable, and

(ii)	to a Participant who is married on the date when such distribution is to be made, and

(iii)	to a Participant who has not rejected distribution in the form of a QJ&SA contract, distribution shall be effected for such Participant by applying the entire Vested Pension Account to purchase and distribute to such Participant a QJ&SA contract. A Participant may reject distribution in the form of a QJ&SA contract by filing with the Committee an affirmative written rejection of distribution in that form and an election of a lump sum form of distribution not more than ninety (90) days before the date of distribution. Such a rejection may be made or revoked at any time and any number of times until the date of distribution. A rejection shall not be effective unless the Participant’s spouse consents. To be valid, the consent of the spouse must be in writing, must acknowledge the effect of the distribution, must be witnessed by a notary public, must be given during the ninety (90) day period before the date of distribution and must relate to that specific distribution. The consent of the spouse must be to a lump sum form of distribution. The Participant may elect to change the form of distribution to the QJ&SA contract without any requirement of further spousal consent. The consent of the spouse shall be irrevocable and shall be effective only with respect to that spouse. Distribution shall not commence more than ninety (90) days after nor, subject to Section 4.1 of this Appendix E, less than thirty (30) days after the date the Participant is furnished with a written explanation of the terms and conditions of the QJ&SA contract, the Participant’s right to reject, and the effect of rejecting distribution in the form of the QJ&SA contract, the requirement for the consent of the Participant’s spouse, the right to revoke a prior rejection of distribution in the form of a QJ&SA contract, and the right to make any number of further revocations or rejections until the date of distribution.

(c)	Unmarried Participant. In the case of any distribution which is to be made:

(i)	when paragraph (a) above is not applicable, and

(ii)	to a Participant who is not married on the date when such distribution is to be made, and

(iii)	to a Participant who has not rejected distribution in the form of a Life Annuity contract, distribution shall be effected for such Participant by applying the entire Vested Pension Account to purchase and distribute to such Participant a Life Annuity contract. A Participant may reject distribution in the form of a Life Annuity contract by filing with the Committee an affirmative written rejection of distribution in that form and an election of a lump sum form of distribution permitted not more than ninety (90) days before the date of distribution. Such a rejection may be made or revoked at any time and any number of times until the date of distribution. Distribution shall not commence more than ninety (90) days after nor, subject to Section 4.1 of this Appendix E, less than thirty (30) days after the date the Participant is furnished with a written explanation of the terms and conditions of the Life Annuity contract, the Participant’s right to reject, and the effect of rejecting distribution in the form of the Life Annuity contract, the right to revoke a prior rejection of distribution in the form of a Life Annuity contract, and the right to make any number of further revocations or rejections until the date of distribution.
SECTION 3

DISTRIBUTIONS TO BENEFICIARIES
3.1.    Form of Distribution. At the direction of the Committee (subject to Section 3.2 of this Appendix E), the Trustee shall make distribution of the Participant’s Vested Pension Account to the Beneficiary in one the following ways as the Beneficiary shall designate:

(a)	Lump Sum. Distribution of a Participant’s Vested Total Account shall be made in a single lump sum payment.

(b)
Life Annuities for Surviving Spouse. If the Beneficiary is the surviving spouse of a Participant, distribution of the Participant’s Vested Total Account shall be made in a lump sum, and with respect to the Participant’s Vested Pension Account, by purchasing and distributing a single premium, immediate (not deferred), fixed (not variable), annuity contract which shall be nontransferable to anyone but the issuer, and which shall provide for benefits which are hereinafter defined as a Life Annuity contract.

3.2.    Presumptive Form. The selection of a form of distribution shall be subject, however, to the following rules:

(a)
Required Lump Sum. If the value of the Participant’s Vested Pension Account does not exceed Five Thousand Dollars ($5,000), the only form of distribution available is a single lump sum. If the value of the Participant’s Vested Total Account does not exceed One Thousand Dollars ($1,000), the distribution shall be made in a single lump sum without an application for distribution as provided in Section 7.3.1(a) of the Plan.

(b)	Surviving Spouse Beneficiary. In the case of a distribution which is made:

(i)	when paragraph (a) above is not applicable, and

(ii)	to the surviving spouse of a Participant, and

(iii)	when such surviving spouse has not rejected distribution in the form of a Life Annuity contract, distribution shall be effected for such surviving spouse by applying the entire Vested Pension Account to purchase and distribute to such surviving spouse a Life Annuity contract. A surviving spouse may reject distribution in the form of a Life Annuity contract by filing with the Committee an affirmative written rejection of distribution in that form and an election of a lump sum form of distribution not more than ninety (90) days before the date of distribution. Such a rejection may be made or revoked at any time and any number of times until the date of distribution. Distribution shall not commence more than ninety (90) days after nor, subject to Section 4.1 of this Appendix E, less than thirty (30) days after the date the surviving spouse is furnished a written explanation of the terms and conditions of the Life Annuity contract, the surviving spouse’s right to reject, and the effect of a rejection of distribution in the form of the Life Annuity contract, the right to revoke a prior rejection of distribution in the form of a Life Annuity contract, and the right to make any number of further revocations or rejections until the date of distribution.
SECTION 4

NOTICE REQUIREMENTS
Section 7.5.1 of the Plan is modified to read as follows for all distributions made to a Participant or a Beneficiary from the Participant’s Vested Pension Account:
4.1.    Notices. The Committee will issue such notices as may be required under sections 402(f), 411(a)(11), 417(a)(3) and other sections of the Code in connection with distributions from the Plan, and no distribution will be made unless it is consistent with such notice requirements. For all notices given in Plan Years beginning on or after January 1, 2007, such notification shall also include a description of the consequences of failing to defer receipt of a distribution. Generally, distributions may not commence as of a date that is more than ninety (90) days or less than thirty (30) days after such notices are given to the Participant. Distribution may commence less than thirty (30) days after the notice required under section 1.411(a)‑11(c) of the income tax regulations or the notice required under section 1.402(f)‑1 of the income tax regulations is given, provided however, that:

(a)
the Committee clearly informs the distributee that the distributee has a right to a period of at least thirty (30) days after receiving such notices to consider whether or not to elect distribution and, if applicable, to elect a particular distribution option; and

(b)	the distributee, after receiving the notice, affirmatively elects a distribution; and

(c)	the distributee may revoke an affirmative distribution election by notifying the Committee of such revocation prior to the date as of which such distribution is to be made; and

(d)	the date of distribution is at least seven (7) days after the date the distributee received the notice required under section 417(a)(3) of the Code.
SECTION 5

BENEFICIARY DESIGNATION
5.1.    Right to Designate. Each Participant may designate, upon forms to be furnished by and filed with the Committee, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified part of the Participant’s Vested Pension Account in the event of the Participant’s death. The Participant may change or revoke any such designation from time to time without notice to or consent from any Beneficiary or spouse. No such designation, change or revocation shall be effective unless executed by the Participant and received by the Committee during the Participant’s lifetime. If, however, such designation of a Beneficiary is made before the first day of the Plan Year in which the Participant attains age thirty‑five (35) years and the Participant dies on or after that date while married, the Beneficiary designation with respect to the Vested Pension Account is void.

APPENDIX F

DISTRIBUTION OF ESOP ACCOUNTS
SECTION 1

INTRODUCTION
If a distribution is requested from a Participant’s ESOP Account, the distribution rules of Section 7 of the Plan shall apply, as modified by this Appendix F. Terms defined in the Plan shall have the same meaning when used in this Appendix.
SECTION 2

IN‑SERVICE DISTRIBUTIONS
2.1.    In‑Service Distributions. Effective, October 15, 2005, a Participant may receive a distribution while employed from all or a portion of such Participant’s Vested ESOP Account. To receive such a distribution, the Participant must apply to the Committee. In the application, the Participant shall specify the amount to be distributed. Such distribution shall be approved by the Committee and such distribution shall be made in a lump sum payment as soon as administratively practicable following the approval of the application by the Committee. The Committee may prescribe rules regarding the form of such application, the method of filing such application (including telephonic, electronic or similar methods) and the information required to be furnished in connection with such application.
2.2.    Spousal Consent Not Required. Spousal consent shall not be required to make an in‑service distribution to a married Participant.
2.3.    Coordination with Section 4.1. If a distribution is made from an ESOP Account which is invested in more than one (1) Subfund authorized and established under Section 4.1, the amount distributed shall be charged to each Subfund in the same proportions as the ESOP Account is invested in each Subfund.
SECTION 3

DISTRIBUTIONS IN KIND OR IN CASH
The Participant (or Beneficiary) may elect distribution of the Participant’s Vested ESOP Account in one of the following ways:

(a)	entirely in Employer Securities (and such cash as may be necessary to represent fractional shares of such stock),

(b)
Employer Securities solely for the portion of the Participant’s Vested ESOP Account invested in the Entegris Stock Subfund and the remainder in cash (including cash as may be necessary to represent fractional shares), or

(c)	entirely in cash.
In the absence of an election to receive Employer Securities, the portion of the Participant’s Vested ESOP Account invested in the Entegris Stock Subfund shall be distributed in Employer Securities solely for the portion of the Participant’s Vested ESOP Account invested in the Entegris Stock Subfund and the remainder in cash (including cash as may be necessary to represent fractional shares). In the case of cash distributions in lieu of shares or fractional shares of Employer Securities, such shares or fractional shares shall be valued as of the Valuation Date as of which distribution is made.
APPENDIX G

CERTAIN PROTECTED BENEFITS FOR
FORMER PARTICIPANTS IN THE
ATMI, INC. 401(K) PROFIT SHARING PLAN

AND

EMPLOYEES EMPLOYED BY
ADVANCED TECHNOLOGY MATERIALS, INC.,
ATMI PACKAGING, INC., AND
ATMI MATERIALS, INC.

Notwithstanding anything to the contrary in the Plan,

(1)
The eligible automatic contribution arrangement under the ATMI, Inc. 401(k) Profit Sharing Plan (the “ATMI Plan”) shall remain in effect through December 31, 2014, and shall apply to all employees employed by Advanced Technology Materials, Inc., ATMI Packaging, Inc., and ATMI Materials, Inc. (collectively “ATMI”) who are hired prior to that date. Accordingly, effective October 1, 2014, employees employed by ATMI will be eligible to enroll in the Plan in accordance with Section 2 of the Plan, but if such an employee has not made an affirmative election regarding the reduction of his Recognized Compensation under Section 2.4 of the Plan by his 60th Day of Service (as such term is defined in the ATMI Plan), he shall automatically have his Recognized Compensation reduced by five percent (5%) effective as soon as administratively feasible following his completion of 60 Days of Service. Notwithstanding the foregoing, the “eligible automatic contribution arrangement” described in this paragraph shall cease to apply effective January 1, 2015, and no employee will be automatically enrolled in the Plan pursuant to this Appendix G on or after January 1, 2015; and

(2)
Any Participant for whom the Plan holds contributions made pursuant to the “eligible automatic contribution arrangement” under the ATMI Plan or under Section (1) of this Appendix G, may elect to withdraw amounts contributed pursuant to such “eligible automatic contribution arrangement” as permitted under Section 414(w) of the Code.

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